Exhibit 1.6

Healthcare Realty Trust Incorporated
Common Stock, par value $0.01 per share
EQUITY DISTRIBUTION AGREEMENT

Dated: February 14, 2020
TABLE OF CONTENTS
Section 1. Definitions    3
Section 2. Description of Shares    5
Section 3. Placement Notices    6
Section 4. Execution of Placements by the Sales Agent and the Forward Seller    8
Section 5. Suspension of Offerings    9
Section 6. Representations and Warranties    9
Section 7. Delivery to the Sales Agent; Settlement    18
Section 8. Covenants of the Company    20
Section 9. Payment of Expenses    25
Section 10. Conditions of the Sales Agent’s, Forward Seller’s and Forward Purchaser’s Obligations    26
Section 11. Indemnification    28
Section 12. Representations and Indemnities to Survive Delivery    30
Section 13. Termination of Agreement    30
Section 14. Notices    31
Section 15. Parties    32
Section 16. Adjustments for Stock Splits    33
Section 17. Governing Law and Time    33
Section 18. Waiver of Jury Trial    33
Section 19. Effect of Headings    33
Section 20. Permitted Free Writing Prospectuses    33
Section 21. Recognition of the U.S. Special Resolution Regimes    33
Section 22. Absence of a Fiduciary Relationship    34
Section 23. Entire Agreement; Amendment; Severability    34

EXHIBITS
Exhibit A – Form of Placement Notice
Exhibit B – Authorized Individuals for Placement Notices and Acceptances
Exhibit C – Compensation
Exhibit D-1 – Form of Corporate Opinion of Waller Lansden Dortch & Davis, LLP
Exhibit D-2 – Form of Tax Opinion of Waller Lansden Dortch & Davis, LLP
Exhibit E – Officer’s Certificate of the Company
Exhibit F – Issuer Free Writing Prospectus

Exhibit 1.6

February 14, 2020
Credit Agricole Securities (USA) Inc.
1301 Avenue of the Americas
New York, New York 10019
Crédit Agricole Corporate and Investment Bank
c/o Credit Agricole Securities (USA) Inc., as agent
1301 Avenue of the Americas
New York, New York 10019

Ladies and Gentlemen:
Each of Healthcare Realty Trust Incorporated, a Maryland corporation (the “Company”), Crédit Agricole Corporate and Investment Bank (in its capacity as purchaser under any Forward Contract (as defined below), the “Forward Purchaser”) and Credit Agricole Securities (USA) Inc. (in its capacity as agent for the Company in connection with the offering and sale of any Issuance Shares (as defined below), the “Sales Agent,” and in its capacity as agent for the Forward Purchaser in connection with the offering and sale of any Forward Hedge Shares (as defined below) hereunder, the “Forward Seller”) hereby agrees to this Equity Distribution Agreement, dated as of February 14, 2020 (this “Agreement”), as follows:

Exhibit 1.6

Section 1.Definitions
For purposes of this Agreement, capitalized terms used herein and not otherwise defined shall have the following respective meanings:
“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).
“Business Day” means any day other than a Saturday, a Sunday, a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City, New York.
“Capped Number” with respect to any Forward Contract has the meaning set forth in such Forward Contract.
“Common Stock” means the Company’s common stock, par value $0.01 per share.
“Covered Entity” means any of (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b), or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“Forward” means the transaction resulting from each occasion on which the Company elects to exercise its right to deliver a Forward Placement Notice to the Forward Seller and the Forward Purchaser requiring the Forward Seller to use commercially reasonable efforts to sell the Forward Hedge Shares as specified in such Forward Placement Notice, subject to the terms and conditions of this Agreement.
“Forward Contract” means for each Forward, the contract evidencing such Forward between the Company and the Forward Purchaser, which shall be comprised of the Master Forward Confirmation and the related “Supplemental Confirmation” (as defined in the Master Forward Confirmation) for such Forward.
“Forward Date” means any date of receipt by the Company of acceptance of the terms of a Forward Placement Notice, or receipt by the Current Forward Purchaser and Current Forward Seller of the Company’s Acceptance, if applicable, in each case in accordance with Section 3(a) hereof.
“Forward Hedge Amount” means the amount specified in a Forward Placement Notice as the maximum aggregate Sales Price of the Forward Hedge Shares to be sold by a Forward Seller with respect to any Forward as specified in the Forward Placement Notice for such Forward.
“Forward Hedge Selling Commission Rate” has the meaning set forth in Exhibit C.
“Forward Hedge Selling Period” means for each Forward, the period specified in the Forward Placement Notice for such Forward; provided that if, prior to the scheduled end of any Forward Hedge Selling Period (i) the Sales Price for such Forward would equal or exceed the Forward Hedge Amount, (ii) the Placement Notice is no longer effective in accordance with Section 3 hereof, (iii) any event occurs that would permit the Forward Purchaser to designate a “Scheduled Trading Day” as an “Early Valuation Date” (as each such term is defined in the Master Forward Confirmation) under, and pursuant to the provisions opposite the caption “Early Valuation” in Section 2 of, the Master Forward Confirmation or (iv) or a “Bankruptcy Termination Event” (as such term is defined in the Master Forward Confirmation) occurs, then the Forward Hedge Selling Period shall immediately terminate as of the first such occurrence. For the avoidance of doubt, if a Forward Hedge Selling Period is terminated pursuant to any of the foregoing, this shall have no effect as to any Forward Hedge Shares already sold pursuant to such Forward prior to such termination.

Exhibit 1.6

“Forward Hedge Shares” means all Common Stock borrowed by the Forward Purchaser and offered and sold by the Forward Seller in connection with any Forward that has occurred or may occur in accordance with the terms and conditions of this Agreement. Where the context requires, the term “Forward Hedge Shares” as used herein shall include the definition of the same under the Alternative Distribution Agreements.
“Forward Placement Notice” means a written notice to the Forward Purchaser and the Forward Seller delivered in accordance with this Agreement in the form attached hereto as Exhibit A and specifying that it relates to a Forward.
“Forward Purchaser” has the meaning set forth in the introductory paragraph of this Agreement.
“Forward Seller” has the meaning set forth in the introductory paragraph of this Agreement.
“Issuance” means each occasion the Company elects to exercise its right to deliver an Issuance Placement Notice requiring the Sales Agent to use commercially reasonable efforts to sell the Issuance Shares as specified in such Issuance Placement Notice, subject to the terms and conditions of this Agreement.
“Issuance Amount” means the aggregate Sales Price of the Issuance Shares to be sold by a Sales Agent with respect to any Issuance as specified in the Issuance Placement Notice for such Issuance.
“Issuance Placement Notice” means a written notice to the Sales Agent delivered in accordance with this Agreement in the form attached hereto as Exhibit A and specifying that it relates to an Issuance.
“Issuance Shares” means all shares of Common Stock issued or issuable pursuant to an Issuance that has occurred or may occur in accordance with the terms and conditions of this Agreement. Where the context requires, the term “Issuance Shares” as used herein, shall include the definition of the same under the Alternative Distribution Agreements.
“Master Forward Confirmation” means the Master Confirmation for Issuer Share Forward Sale Transactions, dated as of the date hereof, by and between the Company and the Forward Purchaser, including all provisions incorporated by reference therein.
“Placement Notice” means a written notice to either the Sales Agent or the Forward Purchaser and the Forward Seller delivered in accordance with this Agreement in the form attached hereto as Exhibit A and relating to either an Issuance or a Forward.
“Sales Agent” has the meaning set forth in the introductory paragraph of this Agreement.
“Sales Price” means for each Forward or each Issuance hereunder, “Volume-Weighted Hedge Price” (as defined in the Master Forward Confirmation) of the Forward Hedge Shares or the actual execution price of each Issuance Share, as the case may be, sold by the Sales Agent or the Forward Seller or as otherwise agreed by the parties in other methods of sale. Where the context requires, the term “Sales Price” as used herein shall include the definition of the same under the Alternative Distribution Agreements.
“Shares” means Issuance Shares and Forward Hedge Shares, as applicable. Where the context requires, the term “Shares” as used herein shall include the definition of the same under the Alternative Distribution Agreements.
“Trading Day” means any day on which shares of Common Stock are purchased and sold on the principal market on which the Common Stock is listed or quoted.
“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act of 1950, as amended, and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, as amended, and the regulations promulgated thereunder.

Exhibit 1.6

SECTION 2.    Description of Shares.
The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, the Company may issue and sell Shares, through Issuances and/or by way of Forwards, in the manner contemplated by this Agreement, collectively having an aggregate Sales Price of up to $500 million (the “Maximum Amount”).
The Sales Agent has been appointed by the Company as its agent to sell the Issuance Shares upon each occasion that the Company elects to exercise its right to deliver an Issuance Placement Notice, and the Sales Agent agrees to use commercially reasonable efforts to sell the Issuance Shares offered by the Company upon the terms and subject to the conditions contained herein.
The Forward Seller agrees with the Company and the Forward Purchaser to use commercially reasonable efforts to sell the Forward Hedge Shares to be borrowed by the Forward Purchaser upon the terms and subject to the conditions contained herein and in the Master Forward Confirmation.
Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitations set forth in this Section 2 regarding the number of Shares and aggregate Sale Price of the Shares issued and sold under this Agreement shall be the sole responsibility of the Company, and the Sales Agent, the Forward Seller and the Forward Purchaser shall have no obligation in connection with such compliance. The issuance and sale of the Shares through the Sales Agent and the Forward Seller, as applicable, will be effected pursuant to the Registration Statement (as defined below) that was filed by the Company and became effective upon filing under Rule 462(e) (“Rule 462(e)”) under the Securities Act of 1933, as amended (collectively with the rules and regulations thereunder, the “Securities Act”), although nothing in this Agreement shall be construed as requiring the Company to use the Registration Statement to issue the Shares.
The Company has filed, in accordance with the provisions of the Securities Act, with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3ASR (File No. 333-236396), including a base prospectus, relating to certain securities, including the Shares to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended (collectively with the rules and regulations thereunder, the “Exchange Act”). The Company has prepared a prospectus supplement specifically relating to the Shares (the “Prospectus Supplement”) to the base prospectus included as part of such automatic shelf registration statement. The Company shall furnish to the Sales Agent and the Forward Seller, for use by the Sales Agent and the Forward Seller, copies of the prospectus included as part of such registration statement, as supplemented by the Prospectus Supplement, relating to the Shares. Except where the context otherwise requires, such automatic shelf registration statement, as amended when it became effective, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act or deemed to be a part of such automatic shelf registration statement pursuant to Rule 430B under the Securities Act, is herein called the “Registration Statement.” The Registration Statement at the time it originally became effective is herein called the “Original Registration Statement.” The base prospectus, including all documents incorporated therein by reference, included in the Registration Statement, as it may be supplemented by the Prospectus Supplement, in the form in which such prospectus and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act is herein called the “Prospectus.” Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to the Commission’s Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

Exhibit 1.6

The Company has also entered into separate equity distribution agreements (collectively, the “Separate Distribution Agreements”), dated as of even date herewith, with Goldman Sachs & Co. LLC, BofA Securities, Inc., Jefferies LLC, Scotia Capital (USA) Inc. and Fifth Third Securities, Inc. (and, as applicable, their respective affiliates) (each, in its capacity as agent and/or principal, forward seller and forward purchaser thereunder, a “Separate Distribution Agreement Counterparty”), for the issuance (in the case of the Issuance Shares) or borrowing (in the case of Forward Hedge Shares) and sale from time to time through the applicable Separate Distribution Agreement Counterparties on the terms set forth in the applicable Separate Distribution Agreements. The Company may also in the future enter into additional equity distribution agreements (if any, the “Additional Distribution Agreements” and together with the Separate Distribution Agreements, the “Alternative Distribution Agreements”) with one or more additional agents and/or principals, forward sellers and forward purchasers (if any, collectively in each such capacity, the “Additional Distribution Agreement Counterparties” and, together with the Separate Distribution Agreement Counterparties, each an “Alternative Distribution Agreement Counterparty”). The aggregate offering price of the Shares that may be sold pursuant to this Agreement and the Alternative Distribution Agreements shall not exceed the Maximum Amount.
SECTION 3.    Placement Notices.
(a)    Each time that the Company wishes to execute an Issuance or a Forward hereunder, as the case may be (each, a “Placement”), it will send an Issuance Placement Notice to the Sales Agent by email (in the case of an Issuance) or a Forward Placement Notice to the Forward Purchaser and the Forward Seller by email (in the case of a Forward) (or other method mutually agreed to in writing by the Company and the Sales Agent or the Forward Seller, as the case may be) containing the parameters in accordance with which it desires to effect the Issuance or Forward, as the case may be, which shall at a minimum include the Issuance Amount or Forward Hedge Amount, as applicable, the time period during which offers are requested to be made, any limitation on the aggregate Sales Price that may be sold in any one day and any minimum price per share below which sales may not be made. A form of Placement Notice is attached hereto as Exhibit A. As the case may be, the Sales Agent then in receipt of an Issuance Placement Notice is herein referred to as the “Current Agent” or the Forward Seller then in receipt of a Forward Placement Notice is herein referred to as the “Current Forward Seller.” The Forward Purchaser for whom the Current Forward Seller is acting at any time is herein referred to as the “Current Forward Purchaser.” There may be only one Current Agent per day and no Current Agent during any Forward Hedge Selling Period; provided that nothing herein shall prohibit the Company from terminating an Issuance Placement Notice and issuing a subsequent Issuance Placement Notice to the Sales Agent or another sales agent under an Alternative Distribution Agreement on the same day and provided further that prior to the issuance of any subsequent Issuance Placement Notice, the Company shall have terminated any outstanding Issuance Placement Notice in accordance with Section 5. In addition, there may only be one Current Forward Purchaser during any Forward Hedge Selling Period and during any Unwind Period (as defined in the Master Forward Confirmation). The Current Agent or the Current Forward Seller, as the case may be, at any given time is herein referred to as the “Current Seller.” No Alternative Distribution Agreement Counterparty may be acting in a role analogous to that of a Current Seller pursuant to an Alternative Distribution Agreement on any day where a Current Seller is acting pursuant to this Agreement. The Placement Notice shall originate from any of the individuals from the Company set forth on Exhibit B attached hereto (with a copy to each of the other individuals from the Company listed on such schedule), and shall be addressed to each of the individuals from the Current Agent or the Current Forward Purchaser and the Current Forward Seller, as applicable, set forth on Exhibit B attached hereto, as such Exhibit B attached hereto may be amended from time to time. If the Current Agent or the Current Forward Purchaser and the Current Forward Seller, as applicable, wishes to accept such proposed terms included in the Placement Notice (which it may decline to do so for any reason in its sole discretion) or, following discussion with the Company, wishes to accept amended terms, the Current Agent or the Current Forward Purchaser and the Current Forward Seller, as applicable, will, prior to 4:30 p.m. (New York City time) on the Business Day following the Business Day on which such Placement Notice is delivered to the Current Agent or the Current Forward Purchaser and the Current Forward Seller, as applicable, issue to the Company a notice by email (or other method mutually agreed to in writing by the parties) addressed to all of the individuals from the Company and the Current Agent or the Current Forward Purchaser and the Current Forward Seller, as applicable, set forth on Exhibit B attached hereto) setting forth the terms that the Current Agent or the Current Forward Purchaser and the Current Forward Seller, as applicable, are willing to accept. Where the terms provided in the Placement Notice are amended as provided for in the immediately preceding sentence, such terms will not be binding on the Company or the Current Agent or the Current Forward Purchaser and the Current Forward Seller, as applicable, until the Company delivers to the Current Agent or the Current Forward Purchaser and the Current Forward Seller, as applicable, an acceptance by email (or other method mutually agreed to in writing by the parties) of all of the terms of such Placement Notice, as amended (the “Acceptance”), which email shall be addressed to all of the individuals from the Company and the Current Agent or the Current Forward Purchaser and the Current Forward Seller, as applicable, set forth on Exhibit B attached hereto. The Placement Notice (as amended by the corresponding Acceptance, if applicable) shall be effective upon receipt by the Company of the acceptance by the Current Agent or the Current Forward Purchaser and the Current Forward Seller, as applicable, of the terms of the Placement Notice or upon receipt by the Current Agent or the Current Forward Purchaser and the Current Forward Seller, as applicable, of the Company’s Acceptance, as the case may be, unless and until (i) the entire amount of the Issuance Amount or the Forward Hedge Amount, as applicable, has been sold, (ii) in accordance with the notice requirements set forth herein, the Company terminates the Placement Notice, (iii) the Company issues a subsequent Placement Notice with parameters superseding those on the earlier dated Placement Notice, (iv) this Agreement has been terminated under the provisions of Section 13 or (v) either party shall have suspended the Issuance or the Forward, as the case may be, in accordance with Section 5 below. The amount of any discount, commission or other compensation to be paid by the Company to the Current Agent when the Current Agent is acting as agent in connection with an Issuance shall be calculated in accordance with the terms set forth in Exhibit C attached hereto. The amount of any discount, commission or other compensation to be paid by the Company to the Current Agent, as well as the other terms and conditions when the Current Agent is acting as principal in connection with an Issuance shall be as separately agreed between the Company and the Current Agent at the time of any such sales. The amount of any discount, commission or other compensation to be reflected in the Forward Price (as defined in the Master Forward Confirmation) in connection with a Forward shall be calculated in accordance with the terms set forth in Exhibit C attached hereto. It is expressly acknowledged and agreed that neither the Company nor the Current Agent or the Current Forward Purchaser and the Current Forward Seller, as applicable, will have any obligation whatsoever with respect to an Issuance or a Forward, as the case may be, unless and until the Company delivers a Placement Notice to the Current Agent or the Current Forward Purchaser and the Current Forward Seller, as applicable, and either (i) the Current Agent or the Current Forward Purchaser and the Current Forward Seller, as applicable, accepts the terms of such Placement Notice or (ii) where the terms of such Placement Notice are amended, the Company accepts such amended terms by means of an Acceptance pursuant to the terms set forth above, and then only upon the terms specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable) and herein. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice (as amended by the corresponding Acceptance, if applicable), the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable) will control.
(b)    Under no circumstances shall the Company cause or request the offer or sale of any Shares in a number or with an aggregate Sales Price in excess of the number or aggregate Sales Price authorized from time to time to be issued and sold under this Agreement or the Master Forward Confirmation, in each case by the Company’s Board of Directors or a duly authorized committee thereof, or in a number in excess of the number of Shares approved for listing on the NYSE, or in excess of the number or amount of Shares available for issuance under the Registration Statement. The Sales Agent, the Forward Seller and the Forward Purchaser shall have no responsibility for maintaining records with respect to Shares available for sale under the Registration Statement or approved for listing on the NYSE or for determining the number or aggregate Sales Price of Shares duly authorized by the Company.
(c)    No Forward Placement Notice may be delivered if either (x) an ex-dividend date or ex-date, as applicable, for any dividend or distribution payable by the Company on the Common Stock is scheduled to occur during the period from, and including, the first scheduled Trading Day of the related Forward Hedge Selling Period under the Forward to, and including, the last scheduled Trading Day of the Forward Hedge Selling Period under such Forward, or (y) such Forward Placement Notice, together with all prior Forward Placement Notices delivered by the Company hereunder and under any Alternative Distribution Agreements, would result in the aggregate Capped Number under all Forward Contracts entered into or to be entered into between the Company and the Forward Purchaser and any forward contracts entered into between the Company and any other Alternative Distribution Agreement Counterparties exceeding 19.99% of the number of shares of Common Stock outstanding as of the date of this Agreement.
SECTION 4.    Execution of Placements by the Sales Agent and the Forward Seller.
(a)    Execution of Issuances by the Sales Agent. In the case of an Issuance Placement Notice, subject to the provisions of Section 3(a), the Current Agent, for the period specified in the given Issuance Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell the Issuance Shares up to the amount specified in, and otherwise in accordance with the terms of such Issuance Placement Notice (as amended by the corresponding Acceptance, if applicable). The Current Agent will provide written confirmation to the Company (including by email) no later than the opening of the Trading Day immediately following the Trading Day on which it has made sales of Issuance Shares hereunder setting forth the number of Issuance Shares sold on such day, the compensation payable by the Company to the Current Agent pursuant to Section 3 with respect to such sales, and the Net Proceeds (as defined below) payable to the Company, with an itemization of the deductions made by the Current Agent (as set forth in Section 7(a)) from the gross proceeds that it receives from such sales. Subject to the terms of the Issuance Placement Notice (as amended by the corresponding Acceptance, if applicable), the Current Agent may sell Issuance Shares by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 under the Securities Act, including without limitation sales made directly on the New York Stock Exchange (the “NYSE”), on any other existing trading market for the Common Stock or to or through a market maker. Subject to the terms of the Issuance Placement Notice (as amended by the corresponding Acceptance, if applicable), the Current Agent may also sell Issuance Shares by any other method permitted by law, including but not limited to privately negotiated transactions. The Company acknowledges and agrees that (i) there can be no assurance that the Current Agent will be successful in selling Issuance Shares, (ii) the Current Agent will incur no liability or obligation to the Company or any other person or entity if it does not sell Issuance Shares for any reason other than a failure by the Current Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Issuance Shares as required under this Section 4(a) and (iii) the Current Agent shall be under no obligation to purchase Shares on a principal basis pursuant to this Agreement, except as otherwise agreed by the Current Agent in the Issuance Placement Notice (as amended by the corresponding Acceptance, if applicable).
(b)    Execution of Forwards by the Forward Seller. In the case of a Forward Placement Notice, subject to the provisions of Section 3 hereof and of the Master Forward Confirmation, (i) the Current Forward Purchaser, during the Forward Hedge Selling Period, may borrow, offer and sell Forward Hedge Shares through the Current Forward Seller to hedge each Forward, and will use commercially reasonable efforts to borrow Forward Hedge Shares, and (ii) the Current Forward Seller, during the Forward Hedge Selling Period, will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell the Forward Hedge Shares up to the amount specified in, and otherwise in accordance with the terms of such Forward Placement Notice (as amended by the corresponding Acceptance, if applicable). Subject to the provisions of the Master Forward Confirmation, the Current Forward Seller will provide written confirmation to the Company and the Current Forward Purchaser no later than the close of the Trading Day immediately following the Effective Date under the relevant Forward setting forth the number of Forward Hedge Shares sold on such day, and the volume-weighted average of the price per Forward Hedge Share sold on such day, with an itemization of the deductions made by the Current Forward Seller (as set forth in Section 7(c)) from the gross proceeds that it receives from such sales. Subject to the provisions of the Master Forward Confirmation, the Current Forward Seller will also provide a “Supplemental Confirmation” (as defined in the Master Forward Confirmation) no later than the close of the Trading Day next following the Effective Date under the relevant Forward setting forth the “Trade Date,” “Effective Date,” “Number of Shares,” “Maturity Date,” “Initial Forward Price,” “Spread,” “Volume-Weighted Hedge Price,” “Threshold Price,” “Initial Stock Loan Rate,” “Maximum Stock Loan Rate,” “Forward Price Reduction Dates,” “Forward Price Reduction Amounts” and “Regular Dividend Amounts” for such Forward. Subject to the terms of the Forward Placement Notice (as amended by the corresponding Acceptance, if applicable), the Current Forward Seller may sell Forward Hedge Shares by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 under the Securities Act, including, without limitation, sales made directly on the NYSE, on any other existing trading market for the Common Stock or to or through a market maker. Subject to the terms of the Forward Placement Notice (as amended by the corresponding Acceptance, if applicable), the Current Forward Seller may also sell Forward Hedge Shares by any other method permitted by law, including, without limitation, privately negotiated transactions. Notwithstanding anything herein to the contrary, the Current Forward Purchaser’s obligation to use commercially reasonable efforts to borrow all or any portion of the Forward Hedge Shares (and the Current Forward Seller’s obligation to use commercially reasonable efforts to sell such portion of the Forward Hedge Shares) for any Forward hereunder shall be subject in all respects to the last paragraph of Section 3 of the Master Forward Confirmation. Each of the Company and the Forward Purchaser acknowledges and agrees that (i) there can be no assurance that the Current Forward Purchaser will be successful in borrowing, or that the Current Forward Seller will be successful in selling, Forward Hedge Shares, (ii) the Current Forward Seller will incur no liability or obligation to the Company, the Current Forward Purchaser or any other person or entity if it does not sell Forward Hedge Shares borrowed by the Current Forward Purchaser for any reason other than a failure by the Current Forward Seller to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Forward Hedge Shares as required under this Section 4(b), and (iii) the Current Forward Purchaser will incur no liability or obligation to the Company, the Current Forward Seller or any other person or entity if it does not borrow Forward Hedge Shares for any reason other than a failure by the Current Forward Purchaser to use its commercially reasonable efforts to borrow such Forward Hedge Shares as required under this Section 4(b). In acting hereunder, the Current Forward Seller will be acting as agent for the Current Forward Purchaser and not as principal.
SECTION 5.    Suspension of Offerings. The Company or the Current Seller may, upon notice to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on Exhibit B attached hereto, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence to each of the individuals of the other party set forth on Exhibit B attached hereto), suspend any Issuance or Forward, as the case may be, under this Agreement; provided, however, that such suspension shall not affect or impair either party’s obligations with respect to Issuance Shares or Forward Hedge Shares sold hereunder prior to the receipt of such notice or any securities sold under an Alternative Distribution Agreement. Each of the parties agrees that no such notice under this Section 5 shall be effective against the other unless it is made to one of the individuals of the other party named on Exhibit B attached hereto, as such Exhibit B attached hereto may be amended from time to time.
SECTION 6.    Representations and Warranties.
(a)    Representations and Warranties by the Company. The Company represents and warrants to the Sales Agent, the Forward Seller and the Forward Purchaser as of the date hereof and as of each Representation Date (as defined below) on which a certificate is required to be delivered pursuant to Section 8(o) of this Agreement, as of that date on which any Placement Notice is given hereunder, as of the time of each sale of any Issuance Shares or Forward Hedge Shares pursuant to this Agreement (the “Applicable Time”) and as of each Settlement Date (as defined below), and agrees with the Sales Agent, the Forward Seller and the Forward Purchaser, as follows:
(1)    The Company satisfies all of the requirements of the Securities Act for use of Form S-3 for the offering of the Shares contemplated hereby and the offering and sale of Shares contemplated hereby complies with the requirements of Rule 415 under the Securities Act. At the time of the initial filing of the Registration Statement, at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) made any offer relating to the Shares in reliance on the exemption of Rule 163 under the Securities Act and at the date hereof, the Company was and is a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act, including not having been and not being an “ineligible issuer,” as defined in Rule 405 under the Securities Act. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 under the Securities Act, and the Shares, since their registration on the Registration Statement, have been and remain eligible for registration by the Company on a Rule 405 “automatic shelf registration statement.” The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) under the Securities Act objecting to the use of the automatic shelf registration statement form. The Company has paid or will pay the required Commission filing fees relating to the Shares within the time required by Rule 456(b)(1)(i) under the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Securities Act (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) under the Securities Act either in a post-effective amendment to the Registration Statement or on the cover page of the Prospectus).
(2)    The Original Registration Statement became effective upon filing under Rule 462(e) under the Securities Act on February 12, 2020. No stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.
(3)    Any offer that is a written communication relating to the Shares made prior to the initial filing of the Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) under the Securities Act) has been filed with the Commission in accordance with the exemption provided by Rule 163 under the Securities Act and otherwise complied with the requirements of Rule 163 under the Securities Act, including without limitation the legending requirement.
(4)    The Company has delivered or made available on EDGAR to each of the Sales Agent and the Forward Seller one complete copy of the Registration Statement and a copy of each consent and certificate of experts filed as a part thereof, and conformed copies of the Registration Statement (without exhibits) and the Prospectus, as amended or supplemented, in such quantities and at such places as the Sales Agent or the Forward Seller, as applicable, has reasonably requested. The Prospectus delivered to the Sales Agent and the Forward Seller for use in connection with the offering of Shares will, at the time of such delivery, be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
(5)    At the respective times the Registration Statement and each amendment thereto became effective, at each deemed effective date with respect to the Sales Agent, the Forward Seller or the Forward Purchaser pursuant to Rule 430B(f)(2) under the Securities Act, as the case may be, the Registration Statement complied and will comply in all material respects with the requirements of the Securities Act, and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The preceding sentence does not apply to statements in or omissions from the Registration Statement or any amendment thereto in reliance upon and in conformity with written information relating to the Sales Agent, the Forward Seller or the Forward Purchaser furnished to the Company in writing by the Sales Agent, the Forward Seller or the Forward Purchaser, as applicable, expressly for inclusion in any of the aforementioned documents.
(6)    Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued, as of the date hereof, at each Representation Date, at each Applicable Time, and at each Settlement Date, as the case may be, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Prospectus, as amended or supplemented, in reliance upon and in conformity with written information relating to the Sales Agent, the Forward Seller or the Forward Purchaser furnished to the Company in writing by the Sales Agent, the Forward Seller or the Forward Purchaser, as applicable, expressly for inclusion in any of the aforementioned documents.
(7)    Each document incorporated by reference in the Registration Statement or the Prospectus heretofore filed, when it was filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, and any further documents so filed and incorporated after the date of this Agreement will, when they are filed, conform in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder; no such document when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and no such document, when it is filed, will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.
(8)    Each Issuer Free Writing Prospectus (as defined herein), on its issue date, as of each Applicable Time, and as of each Settlement Date, or until any earlier date that the issuer notified or notifies the Sales Agent or the Forward Seller as described in Section 8(d) hereof, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any incorporated document deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by the Sales Agent, the Forward Seller or the Forward Purchaser, as applicable, specifically for use therein.
(9)    This Agreement has been duly authorized, executed and delivered by the Company and this Agreement constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and by general principles of equity (the “Exceptions”). The Master Forward Confirmation will have been, as of its date, duly authorized, executed and delivered by the Company and when executed and delivered by the Forward Purchaser, such Master Forward Confirmation will constitute a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by the Exceptions.
(10)    The Company and its “Subsidiaries” (as defined in Section 6(a)(13) hereof) have been duly incorporated or organized and are validly existing as corporations or organizations in good standing under the laws of the states or other jurisdictions in which they are incorporated or organized, with full power and authority (corporate and other) to own, lease and operate their properties and conduct their businesses as described in the Prospectus and, with respect to the Company, to execute and deliver, and perform the Company’s obligations under, this Agreement; the Company and its Subsidiaries are duly qualified to do business as foreign corporations or organizations in good standing in each state or other jurisdiction in which their ownership or leasing of property or conduct of business legally requires such qualification, except where the failure to be so qualified, individually or in the aggregate, would not have a Material Adverse Effect. The term “Material Adverse Effect” as used herein means any material adverse effect on the condition (financial or other), net worth, business, affairs, management, prospects, results of operations or cash flow of the Company and its Subsidiaries, taken as a whole.
(11)    Neither the Company nor any of its Subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree otherwise than as set forth in the Prospectus or as disclosed in writing to the Sales Agent, the Forward Seller and the Forward Purchaser prior to execution and delivery of this Agreement and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any change in the capital stock or long-term debt of the Company or any of its Subsidiaries which would give rise to a Material Adverse Effect, or any development involving a prospective Material Adverse Effect, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its Subsidiaries taken as a whole, otherwise than as set forth in the Prospectus.
(12)    The issuance and sale of the Shares pursuant to this Agreement and the execution, delivery and performance by the Company of this Agreement, the Master Forward Confirmation, and any “Supplemental Confirmation” under the Master Forward Confirmation by the Company, and the consummation of the transactions herein or therein contemplated, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any of its Subsidiaries under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party, or by which the Company or any of its Subsidiaries is bound, or to which any of the properties or assets of the Company or any of its Subsidiaries is subject, or violate any statute, rule, regulation or other law, or any order or judgment, of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their properties, except to such extent as, individually or in the aggregate, does not have a Material Adverse Effect, nor will such action result in any violation of the provisions of the Company’s articles of incorporation or bylaws; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement, the issuance and sale of the Shares pursuant to this Agreement, the Master Forward Confirmation, and any “Supplemental Confirmation” under the Master Forward Confirmation by the Company, or the consummation of the transactions contemplated under this Agreement or by any Alternative Distribution Agreement, except such as have been, or will be prior to the applicable Settlement Date, obtained under the Securities Act or as may be required by the Exchange and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Shares by the Sales Agent, the Forward Seller or the Forward Purchaser.
(13)    The Company has duly and validly authorized capital stock as set forth in the Prospectus; all outstanding shares of Common Stock of the Company conform, and when issued the Shares will conform, to the description thereof in the Prospectus and the Shares, when issued and paid for in the manner described herein, will be duly authorized, validly issued, fully paid and non-assessable; and the issuance of the Shares to be purchased from the Company hereunder is not subject to preemptive or other similar rights, or any restriction upon the voting or transfer thereof (except for those rights and restrictions relating primarily to the Company’s status as a REIT as described in Section 6(a)(29) hereof) pursuant to applicable law or the Company’s articles of incorporation or by-laws or any agreement to which the Company or any of its Subsidiaries is a party or by which any of them may be bound. All corporate action required to be taken by the Company for the authorization, issuance and sale of the Shares has been duly and validly taken prior to the execution of this Agreement. Except as disclosed in the Prospectus, there are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or rights related to or entitling any person to purchase or otherwise to acquire any shares of, or any security convertible into or exchangeable or exercisable for, the capital stock of, or other ownership interest in, the Company. The Company has no subsidiaries or affiliates (collectively, “Subsidiaries”) other than those identified in Exhibit 21 to the Company’s last filed Annual Report on Form 10-K (“Exhibit 21”) or as otherwise disclosed in writing to the Sales Agent, the Forward Seller and the Forward Purchaser or their counsel in connection with a Representation Date. The Company has no Material Subsidiaries (as defined below) other than as set forth on Schedule 6(a)(31). The Company owns, directly or indirectly, all of the outstanding capital stock of or other equity interests in each such subsidiary except as set forth in Exhibit 21 or except where failure to do so would not give rise to a Material Adverse Effect. Other than the Subsidiaries referred to above, the Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt of any other corporation or have any direct or indirect equity interest or ownership of long-term debt in any firm, partnership, joint venture, limited liability company, association or other entity, except as described in the Prospectus. The outstanding shares of capital stock of or other equity interests in the Company’s Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and, except as set forth in Exhibit 21 or except where failure to be so owned would not give rise to a Material Adverse Effect, are owned, directly or indirectly, by the Company free and clear of any mortgage, pledge, lien, encumbrance, charge or adverse claim and are not the subject of any agreement or understanding with any person and were not issued in violation of any preemptive or similar rights; and there are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or instruments related to or entitling any person to purchase or otherwise acquire any shares of, or any security convertible into or exchangeable or exercisable for, the capital stock of, or other ownership interest in any of the Subsidiaries.
(14)    The statements set forth in the Prospectus, as of its date of issue, describing the Shares and this Agreement, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects.
(15)    Each of the Company and its Subsidiaries is in possession of and is operating in compliance with all franchises, grants, authorizations, licenses, certificates, permits, easements, consents, orders and approvals (“Permits”) from all state, federal, foreign and other regulatory authorities, and has satisfied the requirements imposed by regulatory bodies, administrative agencies or other governmental bodies, agencies or officials, that are required for the Company and its Subsidiaries lawfully to own, lease and operate their properties and conduct their businesses as described in the Prospectus, in each case with such exceptions, individually or in the aggregate, as would not have a Material Adverse Effect; and, each of the Company and its Subsidiaries is conducting its business in compliance with all of the laws, rules and regulations of each jurisdiction in which it conducts its business, in each case with such exceptions, individually or in the aggregate, as would not have a Material Adverse Effect; each of the Company and its Subsidiaries has filed all notices, reports, documents or other information (“Notices”) required to be filed under applicable laws, rules and regulations, in each case, with such exceptions, individually or in the aggregate, as would not have a Material Adverse Effect; and, except as otherwise specifically described in the Prospectus, neither the Company nor any of its Subsidiaries has received any notification from any court or governmental body, authority or agency, relating to the revocation or modification of any such Permit or, to the effect that any additional authorization, approval, order, consent, license, certificate, permit, registration or qualification (“Approvals”) from such regulatory authority is needed to be obtained by any of them, in any case where it could be reasonably expected that obtaining such Approvals or the failure to obtain such Approvals, individually or in the aggregate, would have a Material Adverse Effect.
(16)    All United States federal income tax returns of the Company and its Subsidiaries required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. The Company and its Subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law, except insofar as the failure to file such returns, individually or in the aggregate, would not result in a Material Adverse Effect, and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company or any Subsidiary except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined.
(17)    The Company and its Subsidiaries own or possess, or can acquire on reasonable terms, all licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names, patents and patent rights (collectively “Intellectual Property”) material to carrying on their businesses as described in the Prospectus, and neither the Company nor any of its Subsidiaries has received any correspondence relating to any Intellectual Property or notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property which would render any Intellectual Property invalid or inadequate to protect the interest of the Company and its Subsidiaries and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, individually or in the aggregate, would have or may reasonably be expected to have a Material Adverse Effect.
(18)    Except in each case such as would not have a Material Adverse Effect, the Company and its Subsidiaries have good and marketable title in fee simple or valid, enforceable leasehold title to all items of real property and good and marketable title to all personal property owned by them or disclosed as owned by them in the Prospectus, in each case free and clear of all liens, encumbrances, restrictions and defects except such as are described in the Prospectus or do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property; and any property held under lease or sublease by the Company or any of its Subsidiaries is held under valid, duly authorized, subsisting and enforceable leases or subleases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries; the Company and its Subsidiaries have title insurance on all real properties described in the Prospectus as having been financed by them pursuant to a mortgage loan in an amount at least equal to the aggregate principal amount of each such mortgage loan or in an amount at least equal to the aggregate acquisition price paid by the Company or its Subsidiaries for such properties and the cost of construction of the improvements located on such properties; and neither the Company nor any of its Subsidiaries has any notice or knowledge of any material claim of any sort which has been, or may be, asserted by anyone adverse to the Company’s or any of its Subsidiaries rights as lessee or sublessee under any lease or sublease described above, or affecting or questioning the Company’s or any of its Subsidiaries’ rights to the continued possession of the leased or subleased premises under any such lease or sublease in conflict with the terms thereof. To the knowledge of the Company, no lessee of any portion of any of the properties described in the Prospectus is in default under its respective lease and there is no event which, but for the passage of time or the giving of notice or both, would constitute a default under any such lease, except such defaults that would, individually or in the aggregate, not have a Material Adverse Effect.
(19)    No labor disturbance exists with the employees of the Company or any of its Subsidiaries or, to the Company’s knowledge, is imminent which, individually or in the aggregate, would have a Material Adverse Effect. None of the employees of the Company or any of its Subsidiaries is represented by a union and, to the knowledge of the Company and its Subsidiaries, no union organizing activities are taking place. Neither the Company nor any of its Subsidiaries has violated any federal, state or local law or foreign law relating to discrimination in hiring, promotion or pay of employees, nor any applicable wage or hour laws, or the rules and regulations thereunder, or analogous foreign laws and regulations, which might, individually or in the aggregate, result in a Material Adverse Effect.
(20)    The Company and its Subsidiaries are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company and its Subsidiaries would have any liability; the Company and its Subsidiaries have not incurred and do not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company or any of its Subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects, and, to the Company’s knowledge, nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.
(21)    The Company and its Subsidiaries maintain insurance of the types and in the amounts generally deemed adequate for its business, including, but not limited to, directors’ and officers’ insurance, insurance covering real and personal property owned or leased by the Company and its Subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect. Neither the Company nor any of its Subsidiaries has been refused any insurance coverage sought or applied for, and the Company has no reason to believe that it and its Subsidiaries will not be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.
(22)    Neither the Company nor any of its Subsidiaries is, or with the giving of notice or lapse of time or both would be, in default or violation with respect to its articles of incorporation, by-laws, or governing documents. Neither the Company nor any of its Subsidiaries is, or with the giving of notice or lapse of time or both would be, in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the properties or assets of the Company or any of its Subsidiaries is subject, or in violation of any statutes, laws, ordinances or governmental rules or regulations or any orders or decrees to which it is subject, including, without limitation, Section 13 of the Exchange Act, which default or violation, individually or in the aggregate, would have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has, at any time during the past five years, (A) made any unlawful contributions to any candidate for any political office, or failed fully to disclose any contribution in violation of law, or (B) made any payment to any state, federal or foreign government official, or other person charged with similar public or quasi-public duty (other than any such payment required or permitted by applicable law).
(23)    Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its Subsidiaries is a party or of which any property of the Company or any of its Subsidiaries is the subject, or to the Company’s knowledge, any person from whom the Company or any of its Subsidiaries acquired any of such property, or any lessee, sublessee or operator of any such property or portion thereof is a party, that, if determined adversely to the Company or any of its Subsidiaries, would individually or in the aggregate have a Material Adverse Effect or which would materially and adversely affect the consummation of the transactions contemplated by this Agreement, the Master Forward Confirmation, and any “Supplemental Confirmation” under the Master Forward Confirmation or which is required to be disclosed in the Registration Statement or the Prospectus; to the Company’s knowledge, no such proceedings are threatened or contemplated. Neither the Company nor any of its Subsidiaries has, nor, to the Company’s knowledge, any seller, lessee, sublessee or operator of any such properties, or portion thereof or any previous owner thereof has, received from any governmental authority notice of any material violation of any municipal, state or federal law, rule or regulation (including without limitation any such law, rule or regulation applicable to the health care industry) and including foreign, federal, state or local law or regulation relating to human health or safety or the environment or hazardous substances or materials concerning such properties, or any part thereof which has heretofore been cured, and neither the Company nor any of its Subsidiaries knows of any such violation, or any factual basis, occurrence or circumstance that would give rise to a claim under or pursuant to any such laws, rules or regulations which would, in any of the cases set forth in the sentence, individually or in the aggregate, have a Material Adverse Effect. Except as described in the Prospectus, none of the property owned or leased by the Company or any of its Subsidiaries is, to the knowledge of the Company, contaminated with any waste or hazardous substances, and neither the Company nor any of its Subsidiaries may be deemed an “owner or operator” of a “facility” or “vessel” which owns, possesses, transports, generates or disposes of a “hazardous substance” as those terms are defined in Section 9601 of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. § 9601 et seq., except to the extent that it would not have a Material Adverse Effect or a material adverse effect on any Material Subsidiary. Neither the Company nor any of its Subsidiaries, nor, to the Company’s knowledge, any seller, lessee, sublessee or operator of any such property, or portion thereof has, received from any governmental authority any written notice of any condemnation of or zoning change affecting such properties, or any part thereof that would have a Material Adverse Effect, or a material adverse effect on any Material Subsidiary and the Company does not know of any such condemnation or zoning change which is threatened and which if consummated would have a Material Adverse Effect, or a material adverse effect on any Material Subsidiary. No contract or document of a character required to be described in the Registration Statement, the Prospectus or any document incorporated by reference therein or to be filed as an exhibit to the Registration Statement or any document incorporated therein is not so described, filed or incorporated by reference as required.
(24)    The Company is not and, after giving effect to the offering and sale of the Shares, will not be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).
(25)    The accounting firm which has audited the audited consolidated financial statements of the Company filed with or incorporated by reference in and as a part of the Registration Statement, is an independent registered public accounting firm within the meaning of the Securities Act and the Exchange Act. The consolidated financial statements and schedules of the Company, including the notes thereto, filed with or incorporated by reference and as a part of the Registration Statement or the Prospectus, are accurate in all material respects and present fairly in all material respects the financial condition of the Company and its Subsidiaries as of the respective dates thereof and the consolidated results of operations and changes in financial position and consolidated statements of cash flow for the respective periods covered thereby, all in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved except as otherwise disclosed therein. All adjustments necessary for a fair presentation of results for such periods have been made. The selected financial data included or incorporated by reference in the Registration Statement and Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements. Any operating or other statistical data included or incorporated by reference in the Registration Statement and Prospectus comply in all material respects with the Securities Act and the Exchange Act and present fairly in all material respects the information shown therein. The pro forma financial statements and the related notes thereto included in or incorporated by reference in the Registration Statement and Prospectus present fairly, in all material respects, the information shown therein, have been prepared in accordance with the SEC’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. All disclosures contained in the Registration Statement, the Prospectus, Prospectus Supplement and any Issuer Free Writing Prospectus, regarding “non-GAAP financial measures” (as such term is defined by the Exchange Act) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable. The Registration Statement and Prospectus includes all financial statements and schedules required by Form S-3, the Securities Act and the Exchange Act. The interactive data in eXtensbile Business Reporting Language (XBRL) incorporated by reference in the Registration Statement and Prospectus has been prepared and filed with the SEC in accordance with the Commission rules and guidelines applicable thereto including instructions on use of Form S-3.
(26)    Except as disclosed in the Prospectus, no holder of any security of the Company has any right to require registration of the Shares or any other security of the Company because of the filing of the Registration Statement or the consummation of the transactions contemplated hereby. No person has the right, contractual or otherwise, to cause the Company to permit such person to underwrite the sale of any of the Shares. Except for this Agreement and any Alternative Distribution Agreements, there are no contracts, agreements or understandings between the Company or any of its Subsidiaries and any person that would give rise to a valid claim against the Company, its Subsidiaries or the Sales Agent, the Forward Seller and the Forward Purchaser for a brokerage commission, finder’s fee or like payment in connection with the issuance, purchase and sale of the Shares pursuant to this Agreement.
(27)    The Company has not distributed and, prior to completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares other than the Registration Statement, the Prospectus Supplement, the Prospectus relating to such issuance or any other written materials consented to by the Sales Agent and the Forward Seller pursuant to Section 20 hereof.
(28)    The Company has not taken and will not take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in stabilization or manipulation of the price of the Company’s Common Stock, and the Company is not aware of any such action taken or to be taken by affiliates of the Company.
(29)    (i) The Company is organized and operates in conformity with the requirements for qualification as a real estate investment trust (“REIT”) under Sections 856 and 857 of the Code, (ii) the Company qualified as a REIT for all taxable years prior to 2020, and (iii) the Company’s current method of operation will enable it to meet the requirements for taxation as a REIT under the Code for 2020, and the Company intends to qualify as a REIT for all subsequent years.
(30)    Except as described in the Prospectus, neither the Company nor any of its Subsidiaries has either given or received any communication regarding the termination of, or intent not to renew, any of the leasehold interests of lessees in the Company’s and its Subsidiaries’ properties held under lease, any property operating agreement or any other agreement between the Company or its Subsidiaries and the operators of its properties or facilities, and no such termination or non-renewal has been threatened by the Company, any of its Subsidiaries or, to the Company’s knowledge, any other party to any such lease, other than as would not have, individually or in the aggregate, a Material Adverse Effect.
(31)     Except for the Subsidiaries identified on Schedule 6(a)(31) to this Agreement (“Material Subsidiaries”), none of the Subsidiaries of the Company individually consist of more than 1.5%, or in the aggregate consist of more than 10%, of the Company’s (i) net assets, or (ii) revenues for the most recently ended quarterly period for which financial statements are available.
(32)    There is and has been no failure on the part of the Company and, to the Company’s knowledge, any of the Company’s directors or officers, in their capacities as such, to comply with any provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (collectively, the “Sarbanes Oxley Act”), including Section 402 relating to loans and Sections 302 and 906 related to certifications.
(33)    Neither the Company nor any Subsidiary nor, to the knowledge of the Company, any director, trustee, officer, agent, employee or affiliate of the Company or any of its Subsidiaries is currently the subject or, to the Company’s knowledge, the target of any sanctions administered or enforced by the U.S. Government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company, or any of its Subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Sudan, Syria and Crimea (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity for the purpose of financing (i) any activities of or business with any person that, at the time of such funding, is the subject or the target of Sanctions, (ii) any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as placement agent, underwriter, advisor, investor or otherwise) of Sanctions.
(34)    The statistical and market and industry-related data included in the Prospectus are based on or derived from sources which the Company believes to be reliable and accurate or represent the Company’s good faith estimates that are made on the basis of data derived from such sources, and the Company has obtained the written consent to the use of such data from sources to the extent required.
(35)    The Company’s independent registered public accounting firm, the Audit Committee of the Board of Directors of the Company and the Sales Agent, the Forward Seller and the Forward Purchaser have been advised of: (i) all significant deficiencies, if any, in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data or any material weakness in internal controls; and (ii) all fraud, if any, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company and each of its Subsidiaries; since the date of the most recent evaluation of such internal controls, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting; the principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Company have made all certifications required by the Sarbanes-Oxley Act and any related rules and regulations promulgated by the Commission, and the statements contained in each such certification are complete and correct.
(36)    The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures are effective.
(37)    Neither the Company nor any of its Subsidiaries, or, to the Company’s knowledge, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its Subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977 (“FCPA”), or the U.K. Bribery Act 2010 (the “Bribery Act”), or (iv) made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment. The Company and its Subsidiaries have conducted their businesses in compliance with the FCPA and the Bribery Act, to the extent applicable.
(38)    No Subsidiary of the Company is prohibited or restricted, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to such Subsidiary’s equity securities or from repaying to the Company or any other Subsidiary of the Company any amounts that may from time to time become due under any loans or advances to such Subsidiary from the Company of from transferring any property or assets to the Company or to any other Subsidiary.
(39)    Other than this Agreement and any Alternative Distributive Agreement, the Company is not party to any agreement with an agent or underwriter for any other “at-the-market” or continuous public offering of Common Stock by the Company.
(40)    To the extent applicable to the Company, the operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.
(41)    The Common Stock is an “actively traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.
(42)    The Company has not directed the Sales Agent or Forward Seller to reserve shares for purchase by any director, officer or employee of the Company or any third party.
(43)    Except as disclosed in the Registration Statement and the Prospectus, the Company does not intend to use any of the proceeds from the sale of the Shares to repay any debt owed to the Sales Agent or the Forward Seller or any affiliate thereof.
(44)    The Company acknowledges and agrees that each of the Sales Agent and the Forward Seller has informed the Company that the Sales Agent or the Forward Seller may, to the extent permitted under the Securities Act and the Exchange Act, purchase and sell shares of Common Stock for its own account and for the account of its client while this Agreement is in effect, and shall be under no obligation to purchase Shares on a principal basis pursuant to this Agreement, except as otherwise agreed by the Sales Agent or the Forward Seller in a separate written agreement containing the terms and conditions of such sale.
(45)    The Shares to be sold by the Company hereunder have been approved for listing, subject only to official notice of issuance, on the NYSE, and are registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Shares under the Exchange Act or delisting any such securities from the NYSE, nor has the Company received any notification that the Commission or the NYSE is contemplating terminating such registration or listing.
(46)    Except as disclosed in the Registration Statement and the Prospectus, (x)(i) to the knowledge of the Company, there has been no security breach or other compromise of or relating to any information technology and computer systems, networks, hardware, software, data, or equipment owned by the Company or its subsidiaries or of any data of the Company’s or the Subsidiaries’ respective customers, employees, suppliers, vendors that they maintain or that, to their knowledge, any third party maintains on their behalf (collectively, “IT Systems and Data”) that had, or would reasonably be expected to have had, individually or in the aggregate, a Material Adverse Effect, and (ii) the Company and the Subsidiaries have not received any written notice of, and have no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to their IT Systems and Data that had, or would reasonably be expected to have had, a Material Adverse Effect; (y) the Company and the Subsidiaries are presently in compliance with all applicable laws or statutes and all applicable judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the protection of IT Systems and Data from a security breach or unauthorized use, access, misappropriation, modification or other compromise, except as would not, in the case of this clause (y), individually or in the aggregate, have a Material Adverse Effect; and (z) the Company and the Subsidiaries have implemented commercially reasonable backup and disaster recovery technology.
(b)    Certificates. Any certificate signed by any officer of the Company and delivered to the Sales Agent, the Forward Seller, the Forward Purchaser or to counsel for the Sales Agent, the Forward Seller or the Forward Purchaser in connection with the offering of Shares as contemplated by this Agreement shall be deemed a representation and warranty by the Company to the Sales Agent, the Forward Seller and/or the Forward Purchaser, as applicable, as to the matters covered thereby.
SECTION 7.    Delivery to the Sales Agent; Settlement.
(a)    Settlement of Shares. Unless otherwise specified in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable), settlement for sales of Shares in an Issuance will occur on the second (2nd) Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, a “Settlement Date”). The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Shares sold in an Issuance (the “Net Proceeds”) will be equal to the aggregate offering price received by the Current Agent at which such Shares were sold, after deduction for (i) the Current Agent’s commissions, discounts or other compensation for such sales payable by the Company pursuant to Section 3 hereof, (ii) any other amounts due and payable by the Company to the Current Agent hereunder pursuant to Section 9(a) hereof, and (iii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales.
(b)    Delivery of Shares. On or before each Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Shares being sold in an Issuance by crediting the Current Agent’s or its designee’s account (provided the Current Agent shall have given the Company written notice of such designee prior to the Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the Company and the Current Agent which in all cases shall be freely tradable, transferable, registered shares in good deliverable form. On each Settlement Date, the Current Agent will deliver the related Net Proceeds in same day funds to an account designated by the Company prior to the Settlement Date. The Company agrees that if the Company, or its transfer agent (if applicable), defaults in its obligation to deliver Issuance Shares on a Settlement Date in accordance with the terms of this Agreement, the Company agrees that in addition to and in no way limiting the rights and obligations set forth in Section 11(a) and Section 11(d) hereof, it will (i) hold the Current Agent harmless against any Loss (as hereinafter defined) (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company or its transfer agent (if applicable) and (ii) pay to the Current Agent any commission, discount, or other compensation to which it would otherwise have been entitled absent such default; provided, however, that the Company shall not be obligated to so indemnify and reimburse the Current Agent if the Shares are not delivered due to (i) a suspension or material limitation in trading in securities generally on the NYSE, the American Stock Exchange or the NASDAQ; (ii) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iii) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; or (iv) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere.
(c)    Delivery of Forward Hedge Shares. Unless otherwise specified in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable), settlement for sales of Forward Hedge Shares will occur on the second (2nd) Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, a “Forward Hedge Settlement Date”). On or before each Forward Hedge Settlement Date, the Current Forward Purchaser will, or will cause its transfer agent to, electronically transfer the Forward Hedge Shares being sold by crediting the Current Forward Seller or its designee’s account (provided that the Current Forward Seller shall have given the Current Forward Purchaser written notice of such designee prior to the relevant Forward Hedge Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradable, transferable, registered shares in good deliverable form. On each Forward Hedge Settlement Date, the Current Forward Seller will deliver to the Current Forward Purchaser an amount equal to the “Forward Price” (as defined in the Master Forward Confirmation) for such Forward multiplied by the number of Forward Hedge Shares being sold in same day funds to an account designated by the Current Forward Purchaser prior to the relevant Forward Hedge Settlement Date, or by such other means of delivery as may be mutually agreed upon by the Current Forward Seller and the Current Forward Purchaser.
(d)    Registration. The Shares shall be registered in such names as the Current Agent may request in writing at least one Business Day before the Settlement Date. The Company shall deliver the Shares, if any, through the facilities of The Depository Trust Company unless the Current Agent shall otherwise instruct.
(e)    Limitations on Offering Size. Under no circumstances shall the Company cause or request the offer or sale of any Shares, if after giving effect to the sale of such Shares, the aggregate offering price of the Shares sold pursuant to this Agreement would exceed the lesser of (A) together with all sales of Shares under this Agreement and each of the Alternative Distribution Agreements, the Maximum Amount, (B) the amount available for offer and sale under the currently effective Registration Statement, and (C) the amount authorized from time to time to be issued and sold under this Agreement by the Company and notified to the Sales Agent and the Forward Seller in writing. Under no circumstances shall the Company cause or request the offer or sale of any Shares pursuant to this Agreement at a price lower than the minimum price authorized from time to time by the Company and notified to the Sales Agent and the Forward Seller in writing. Further, under no circumstances shall the aggregate offering price of Shares sold pursuant to this Agreement and the Alternative Distribution Agreements, including any separate underwriting or similar agreement covering principal transactions described in Section 2 of this Agreement, exceed the Maximum Amount.
(f)    Certain Blackout Periods. Notwithstanding any other provision of this Agreement, the Company and the Sales Agent, the Forward Seller and the Forward Purchaser agree that no sales of Shares shall take place, and the Company shall not request the sale of any Shares that would be sold, the Sales Agent and the Forward Seller shall not be obligated to sell and the Forward Purchaser shall not be obligated to borrow, (i) during any period in which the Company is in possession of material non-public information or (ii) during any period in which sales by the Company would be prohibited pursuant to the Company’s blackout policy applicable to sales under this Agreement, which policy has been disclosed to the Sales Agent and the Forward Seller.

Exhibit 1.6

SECTION 8.    Covenants of the Company. The Company covenants with the Sales Agent, the Forward Seller and the Forward Purchaser as follows:
(a)    Registration Statement Amendments. After the date of this Agreement and during any period in which a Prospectus relating to any Shares is required to be delivered by the Sales Agent or the Forward Seller under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), (i) the Company will notify the Sales Agent and the Forward Seller promptly of the time when any subsequent amendment to the Registration Statement, other than documents incorporated by reference, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed and of any comment letter from the Commission or any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information; provided, however, if any such supplement to the Prospectus does not relate to the Shares and no Placement Notice is pending, the Company may satisfy this Section 8(a)(i) by notifying the Sales Agent and the Forward Seller, of such supplement to the Prospectus no later than the close of business on the date of first use of such supplement, (ii) the Company will not file any amendment or supplement to the Registration Statement or Prospectus, other than documents incorporated by reference, relating to the Shares or a security convertible into the Shares unless a copy thereof has been submitted to the Sales Agent and the Forward Seller within a reasonable period of time before the filing and the Sales Agent and the Forward Seller have not reasonably objected thereto (provided, however, that (A) the failure of the Sales Agent or the Forward Seller to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect the Sales Agent’s or the Forward Seller’s right to rely on the representations and warranties made by the Company in this Agreement and (B) the Company has no obligation to provide the Sales Agent or the Forward Seller any advance copy of such filing or to provide the Sales Agent or the Forward Seller an opportunity to object to such filing if such filing does not name the Sales Agent or the Forward Seller or does not relate to the transactions contemplated hereunder) and the Company will furnish to the Sales Agent and the Forward Seller at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus, except for those documents available via EDGAR and (iv) the Company will cause each amendment or supplement to the Prospectus, other than documents incorporated by reference, to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) under the Securities Act (without reliance on Rule 424(b)(8) under the Securities Act).
(b)    Notice of Commission Stop Orders. The Company will advise the Sales Agent and the Forward Seller, promptly after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any other order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction or of the loss or suspension of any exemption from any such qualification, or of the initiation or threatening of any proceedings for any of such purposes, or of any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement or if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Shares. The Company will use commercially reasonable efforts to prevent the issuance of any stop order, the suspension of any qualification of the Shares for offering or sale and any loss or suspension of any exemption from any such qualification, and if any such stop order is issued or any such suspension or loss occurs, to obtain the lifting thereof as soon as reasonably practicable.
(c)    Delivery of Registration Statement and Prospectus. The Company will furnish to the Sales Agent, the Forward Seller and their counsel (at the expense of the Company) copies of the Registration Statement, the Prospectus (including all documents incorporated or deemed to be incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus, and any Issuer Free Writing Prospectuses that are filed with the Commission during any period in which a Prospectus relating to the Shares is required to be delivered under the Securities Act (including all documents filed with the Commission during such period that are deemed to be incorporated

Exhibit 1.6

by reference therein), in each case as soon as reasonably practicable and in such quantities and at such locations as the Sales Agent and the Forward Seller may from time to time reasonably request; provided, however, that the Company shall not be required to furnish any document (other than the Prospectus) to the Sales Agent or the Forward Seller to the extent such document is available on EDGAR. The copies of the Registration Statement and the Prospectus and any supplements or amendments thereto furnished to the Sales Agent and the Forward Seller will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
(d)    Continued Compliance with Securities Laws. If at any time when a Prospectus is required by the Securities Act or the Exchange Act to be delivered in connection with a pending sale of Shares (including, without limitation, pursuant to Rule 172 under the Securities Act), any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of the Sales Agent, the Forward Seller or the Forward Purchaser or the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such parties, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the Securities Act, the Company will promptly notify the Sales Agent, the Forward Seller and the Forward Purchaser to suspend any Issuance or Forward during such period and the Company will promptly prepare and file with the Commission such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Sales Agent, the Forward Seller and the Forward Purchaser such number of copies of such amendment or supplement as the Sales Agent, the Forward Seller and the Forward Purchaser may reasonably request. If at any time following issuance of an Issuer Free Writing Prospectus and prior to the closing there occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicts with the information contained in the Registration Statement or the Prospectus or includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances, prevailing at that subsequent time, not misleading, the Company will promptly notify the Sales Agent, the Forward Seller and the Forward Purchaser to suspend any Issuance or Forward during such period and the Company will, subject to Section 8(a) hereof, promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The Company will file pursuant to applicable securities laws any other financial statements or schedules required by Form S-3 or otherwise to be included in the Registration Statement or the Prospectus at the time so required.
(e)    Blue Sky and Other Qualifications. The Company will use its commercially reasonable efforts, in cooperation with the Sales Agent and the Forward Seller, to qualify the Shares for offering and sale, or to obtain an exemption for the Shares to be offered and sold, under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Sales Agent and the Forward Seller may designate and to maintain such qualifications and exemptions in effect for so long as required for the distribution of the Shares (but in no event for less than one year from the date of this Agreement); provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Shares have been so qualified or exempt, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification or exemption, as the case may be, in effect for so long as required for the distribution of the Shares.
(f)    Rule 158. The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes

Exhibit 1.6

of, and to provide to the Sales Agent and the Forward Seller the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act.
(g)    Use of Proceeds. The Company will apply the net proceeds received by it from the sale of the Shares hereunder in accordance in all material respects with the statements made in the Prospectus under “Use of Proceeds.”
(h)    Listing. During any period in which the Prospectus relating to the Shares is required to be delivered by the Sales Agent or the Forward Seller under the Securities Act with respect to a pending sale of the Shares (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Company will use its commercially reasonable efforts to cause the Shares to be listed on the NYSE.
(i)    Filings with the NYSE. The Company will timely file with the NYSE all material documents and notices required by the NYSE of companies that have or will issue securities that are traded on the NYSE.
(j)    Reporting Requirements. The Company, during any period when the Prospectus is required to be delivered under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act.
(k)    Notice of Other Sales. During each period commencing on the date of each Placement Notice and ending after the close of business on the Settlement Date for the related transaction, the Company will not, without (i) giving the Current Seller at least three (3) Business Days’ prior written notice specifying the nature of the proposed sale and the date of such proposed sale and (ii) directing the Current Seller to suspend activity under this Agreement for such period of time as requested by the Company, (A) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or lend or otherwise transfer or dispose of, directly or indirectly, any Common Stock or securities convertible into or exchangeable or exercisable for Common Stock, (B) enter into any swap or other agreement or any transaction that transfers in whole or in part, directly or indirectly, any of the economic consequence of ownership of the Common Stock, or any securities convertible into or exchangeable or exercisable for or repayable with Common Stock, whether any such swap or transaction described in clause (A) or (B) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (C) file any registration statement under the Securities Act with respect to any of the foregoing (other than a shelf registration statement under Rule 415 under the Securities Act, a registration statement on Form S-8 or Form S-4 or a post-effective amendment to the Registration Statement). The foregoing sentence shall not apply to (i) the Common Stock to be offered and sold through the Sales Agent and the Forward Seller pursuant to this Agreement, (ii) the issuance of securities in connection with an acquisition, merger or sale or purchase of assets described in the Prospectus, (iii) Common Stock issuable or sold pursuant to the Company’s dividend reinvestment plan as it may be amended or replaced from time to time, provided the implementation of such is disclosed to Current Seller in advance, or (iv) issuance, grant or sale of Common Stock, options or other awards to purchase or otherwise acquire Common Stock or Common Stock issuable upon the exercise or payment of options or other equity awards pursuant to any stock option, stock bonus or other stock or compensatory plan or arrangement of the Company, provided such stock or compensatory plans or arrangements are disclosed in the Registration Statement and the Prospectus.
(l)    Change of Circumstances. The Company will, at any time during a fiscal quarter in which the Company intends to tender a Placement Notice or sell Shares, advise the Sales Agent and the Forward Seller promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document provided to the Sales Agent and the Forward Seller pursuant to this Agreement.

Exhibit 1.6

(m)    Due Diligence Cooperation. The Company will cooperate with any reasonable due diligence review conducted by the Sales Agent and the Forward Seller or their agents in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior officers, during regular business hours and at the Company’s principal offices, as the Sales Agent and the Forward Seller may reasonably request after consultation with the Company.
(n)    Disclosure of Sales. The Company will disclose in its Quarterly Reports on Form 10-Q, in its Annual Reports on Form 10-K and/or in a Current Report on Form 8-K, the number of Shares sold through the Sales Agent, the Forward Seller and the Alternative Distribution Agreement Counterparties pursuant to this Agreement and the Alternative Distribution Agreements and the net proceeds received by the Company with respect to such sales of Common Stock pursuant to the Agreement and the Alternative Distribution Agreements, together with any other information that the Company reasonably believes is required to comply with the Securities Act and Exchange Act.
(o)    Representation Dates; Certificates. On or prior to the date that the first Shares are sold pursuant to the terms of this Agreement and:
(1)    each time the Company:
(i)    files the Prospectus relating to the Shares or amends or supplements the Registration Statement or the Prospectus relating to the Shares by means of a post-effective amendment, sticker, or supplement but not by means of incorporation of documents by reference into the Registration Statement or the Prospectus relating to the Shares;
(ii)    files an Annual Report on Form 10-K under the Exchange Act;
(iii)    files a Quarterly Report on Form 10-Q under the Exchange Act; or
(iv)    files an Earnings 8-K or a Current Report on Form 8-K containing amended financial information (other than an Earnings Announcement, to “furnish” information pursuant to Item 2.02 or 7.01 of Form 8-K under the Exchange Act) or financial statements required by Rule 3-14 of Regulation S-X; and
(2)    at any other time reasonably requested by the Sales Agent, the Forward Seller or the Forward Purchaser (each such date of filing of one or more of the documents referred to in clauses (1)(i) through (iv) and any time of request pursuant to this Section 8(o) shall be a “Representation Date”), the Company shall furnish the Sales Agent, the Forward Seller and the Forward Purchaser with a certificate, in the form attached hereto as Exhibit E as soon as practicable and in no event later than three (3) Trading Days after any Representation Date. The requirement to provide a certificate under this Section 8(o) shall be waived for any Representation Date occurring at a time at which no Placement Notice (as amended by the corresponding Acceptance, if applicable) is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date; provided, however, that such waiver shall not apply for any Representation Date on which the Company files its Annual Report on Form 10-K. Notwithstanding the foregoing, if the Company subsequently decides to sell Shares or enter into a Forward following a Representation Date when the Company relied on such waiver and did not provide the Sales Agent, the Forward Seller and the Forward Purchaser with a certificate under this Section 8(o), then before the Company delivers the Placement Notice or the Sales Agent or the Forward Seller sell any Shares, the Company shall provide the Sales Agent, the Forward Seller and the Forward Purchaser with a certificate, in the forms attached hereto as Exhibit E, dated the date of the Placement Notice.
(p)    Company Counsel Legal Opinion. On or prior to the date that the first Shares are sold pursuant to the terms of this Agreement, within three (3) Trading Days after each Representation Date with respect to which the

Exhibit 1.6

Company is obligated to deliver a certificate in the form attached hereto as Exhibit E for which no waiver is applicable, the Company shall cause to be furnished to the Sales Agent, the Forward Seller and the Forward Purchaser the written opinion of Waller Lansden Dortch & Davis, LLP (“Company Counsel”), in form and substance reasonably satisfactory to the Sales Agent, the Forward Seller and the Forward Purchaser and their counsel, dated the date that the opinion is required to be delivered, substantially similar to the forms attached hereto as Exhibit D-1 and Exhibit D-2, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that in lieu of such opinions for subsequent Representation Dates, any such counsel may furnish the Sales Agent, the Forward Seller and the Forward Purchaser with a letter (a “Reliance Letter”) to the effect that the Sales Agent, the Forward Seller and the Forward Purchaser may rely on a prior opinion delivered under this Section 8(p) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).
(q)    Comfort Letter. On or prior to the date that the first Shares are sold pursuant to the terms of this Agreement, within three (3) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit E for which no waiver is applicable, the Company shall cause its independent accountants (and any other independent accountants whose report is included in the Registration Statement or the Prospectus) to furnish the Sales Agent and the Forward Seller a letter (the “Comfort Letter”), dated the date the Comfort Letter are delivered, in form and substance satisfactory to the Sales Agent and the Forward Seller, (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the PCAOB, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.
(r)    Market Activities. The Company will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or (ii) sell, bid for, or purchase the Shares to be issued and sold pursuant to this Agreement, or pay anyone any compensation for soliciting purchases of the Shares to be issued and sold pursuant to this Agreement other than the Sales Agent and the Forward Seller; provided, however, that the Company may bid for and purchase its Common Stock in accordance with Rule 10b-18 under the Exchange Act. The Company or any Affiliate thereof will not enter into any Forward Transaction substantially contemporaneously with the Company or any of its Affiliates acquiring Common Stock from, or entering into a long derivative position with respect to shares of Common Stock with, a third party. For this purpose, “Affiliate” shall mean, with respect to any person or entity, any other person or entity directly or indirectly controlling, controlled by, or under common control with such person or entity. For purposes of this definition, “control” when used with respect to any person or entity shall mean ownership of 50% or more of the voting power or value of such person or entity.
(s)    Insurance. The Company and the Subsidiaries shall use its commercially reasonable efforts to maintain, or cause to be maintained, insurance by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the business in which each is or will be engaged.
(t)    Compliance with Laws. The Company and each of its Subsidiaries shall maintain, or cause to be maintained, all material environmental permits, licenses and other authorizations required by federal, state and local law in order to conduct their businesses as described in the Prospectus, and the Company and each of its Subsidiaries shall conduct their businesses, or cause their businesses to be conducted, in substantial compliance with such permits, licenses and authorizations and with applicable environmental laws, except where the failure to maintain or be in

Exhibit 1.6

compliance with such permits, licenses and authorizations could not reasonably be expected to have a Material Adverse Effect.
(u)    REIT Treatment. The Company currently intends to continue to elect to qualify as a real estate investment trust under the Code and will use its best efforts to enable the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code for each tax year that includes any portion of the term of this Agreement. For the fiscal year ended December 31, 2019, the Company has retained BDO USA, LLP as its independent registered public accounting firm.  In the course of its audit BDO USA, LLP reviewed the Company’s test procedures designed to determine the Company’s compliance with REIT provisions of the Code.  The Company monitors and maintains appropriate accounting systems and procedures designed to determine compliance with the REIT provisions of the Code.  For the 2020 fiscal year, the Company will engage an independent registered public accounting firm to conduct an audit, including a review of the Company’s test procedures designed to determine the Company’s compliance with REIT provisions of the Code.  The Company will continue to monitor and maintain appropriate accounting systems and procedures designed to determine compliance with the REIT provisions of the Code.
(v)    Investment Company Act. The Company will conduct its affairs in such a manner so as to reasonably ensure that the Company will not be or become, at any time prior to the termination of this Agreement, required to register as an “investment company,” as such term is defined in the Investment Company Act, assuming no change in the Commission’s current interpretation as to entities that are not considered an investment company.
(w)    Securities Act and Exchange Act. The Company will use its best efforts to comply with all requirements imposed upon it by the Securities Act and the Exchange Act as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Shares as contemplated by the provisions hereof and the Prospectus.
(x)    No Offer to Sell. Other than a free writing prospectus (as defined in Rule 405) approved in advance in writing by the Company and the Sales Agent and the Forward Seller in their capacity as principal or agent hereunder, the Company (including its agents and representatives, other than the Sales Agent in its capacity as such) will not, directly or indirectly, make, use, prepare, authorize, approve or refer to any free writing prospectus relating to the Shares to be sold by the Sales Agent or the Forward Seller as principal or agent hereunder.
(y)    Sarbanes-Oxley Act. The Company, and each of the Material Subsidiaries, will use reasonable commercial efforts to maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded book value for assets is compared with the fair market value of such assets (computed in accordance with generally accepted accounting principles) at reasonable intervals and appropriate action is taken with respect to any differences. The Company will use reasonable commercial efforts to comply with all requirements imposed upon it by the Sarbanes-Oxley Act and the rules and regulations of the Commission and the Exchange promulgated thereunder.
(z)    Regulation M. If the Company has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Company or the Common Stock, it shall promptly notify the Sales Agent and the Forward Seller and any Issuance or Forward under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.
(aa)    Register and Transfer Agent. The Company shall maintain, at its expense, a registrar and transfer agent for the Common Stock.

Exhibit 1.6

(bb)    Renewal of Registration Statement. The date of this Agreement is not more than three years subsequent to the initial effective date of the Registration Statement (the “Renewal Date”). If, immediately prior to the Renewal Date, this Agreement has not terminated and a prospectus is required to be delivered or made available by the Sales Agent or the Forward Seller under the Securities Act or the Exchange Act in connection with the sale of Shares, the Company will, prior to the Renewal Date, file, if it has not already done so, a new shelf registration statement or, if applicable, an automatic shelf registration statement relating to the Shares, and, if such registration statement is not an automatic shelf registration statement, will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Date, and will take all other reasonable actions necessary or appropriate to permit the public offer and sale of the Shares to continue as contemplated in the expired registration statement relating to the Shares. References herein to the “Registration Statement” shall include such new shelf registration statement or automatic shelf registration statement, as the case may be.
(cc)    Reservation of Shares. In respect to any Forward, a number of shares of Common Stock at least equal to the Capped Number shall be reserved for issuance by the Board of Directors.
SECTION 9.    Payment of Expenses.
(a)    Expenses. The Company agrees to pay the costs, expenses and fees relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), the Prospectus, any Permitted Free Writing Prospectus and all amendments or supplements to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Prospectus, any Permitted Free Writing Prospectus and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Shares; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Shares to the Sales Agent, including any stamp or transfer taxes in connection with the original issuance and sale of the Shares; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum or any supplement thereto and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Shares; (v) the registration of the Shares under the Exchange Act and the listing of the Shares on NYSE; (vi) any registration or qualification of the Shares for offer and sale under the securities or blue sky laws of the jurisdictions referenced in Section 8(e) hereof (including filing fees and the reasonable fees and expenses of counsel for the Sales Agent and the Forward Seller relating to such registration and qualification, up to $10,000 in the aggregate); (vii) any filings required to be made with the Financial Industry Regulatory Authority, Inc. (“FINRA”) (including filing fees and the reasonable fees and expenses of counsel for the Sales Agent, the Forward Seller, the Forward Purchaser and the Alternative Distribution Agreement Counterparties relating to such filings, up to $10,000 in the aggregate); (viii) the fees and expenses of the Company’s accountants, legal counsel (including local and special counsel) and transfer agent and registrar; (ix) any travel expenses of the officers and employees of the Company and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the Shares, and (x) all other costs and expenses incident to the performance by the Company of its obligations hereunder. The Company shall have no other expense reimbursement obligation to the Sales Agent, the Forward Seller, the Forward Purchaser and the Alternative Distribution Agreement Counterparties, except as set forth in this Section 9 or as contemplated by Section 11 of this Agreement.
(b)    Termination of Agreement. If this Agreement is terminated by the Sales Agent, the Forward Seller or the Forward Purchaser in accordance with the provisions of Section 10 or Section 13(a)(iii) (solely with respect to trading of the Company’s Common Stock), the Company shall reimburse the Sales Agent, the Forward Seller and the Forward Purchaser for their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Sales Agent, the Forward Seller and the Forward Purchaser.
SECTION 10.    Conditions of the Sales Agent’s, Forward Seller’s and Forward Purchaser’s Obligations. The obligations of the Sales Agent, the Forward Seller and the Forward Purchaser hereunder with respect to an Issuance or a Forward, as the case may be, will be subject to the continuing accuracy and completeness of the representations and warranties of the Company contained in this Agreement or in certificates of any officer of the Company or any Subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:
(a)    Effectiveness of Registration Statement; Payment of Filing Fee. The Registration Statement shall have become effective and shall be available for (i) all sales of Shares issued pursuant to all prior Placement Notices (each as amended by a corresponding Acceptance, if applicable) and (ii) the sale of all Shares contemplated to be issued by any Placement Notice (each as amended by a corresponding Acceptance if applicable). The Company shall have paid the required Commission filing fees relating to the Shares within the time required by Rule 456(b)(1)(i) under the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Securities Act (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of the Prospectus).
(b)    No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company or any of the Subsidiaries of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or (iv) the occurrence of any event that makes any material statement made in the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus, or any material document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus, or such documents so that, in the case of the Registration Statement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus and any Issuer Free Writing Prospectus, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(c)    No Misstatement or Material Omission. The Sales Agent and the Forward Seller shall not have advised the Company that the Registration Statement or Prospectus, or any Issuer Free Writing Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in the Sales Agent’s or the Forward Seller’s reasonable opinion is material, or omits to state a fact that in the Sales Agent’s or the Forward Seller’s reasonable opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.
(d)    Material Changes. Except as contemplated in the Prospectus, or disclosed in the Company’s reports filed with the Commission, there shall not have been any material adverse change, on a consolidated basis, in the authorized capital stock of the Company or any Material Adverse Effect, or any development that could reasonably be expected to cause a Material Adverse Effect, or any downgrading in or withdrawal of the rating assigned to any of the Company’s securities (other than asset backed securities) by any rating organization or a public announcement by any rating organization that it has under surveillance or review its rating of any of the Company’s securities (other than asset backed securities), the effect of which, in the case of any such action by a rating organization described above, in the reasonable judgment of the Sales Agent or the Forward Seller (without relieving the Company of any obligation or liability it may otherwise have), is so material as to make it impracticable or inadvisable to proceed with the offering of the Shares on the terms and in the manner contemplated in the Prospectus.
(e)    Opinion of Counsel for Company. The Sales Agent, the Forward Seller and the Forward Purchaser shall have received the favorable opinions of Company Counsel, required to be delivered pursuant to Section 8(p) on or before the date on which such delivery of such opinions is required pursuant to Section 8(p).
(f)    Representation Certificate. The Sales Agent, the Forward Seller and the Forward Purchaser shall have received the certificate required to be delivered pursuant to Section 8(o) on or before the date on which delivery of such certificate is required pursuant to Section 8(o).
(g)    Accountants’ Comfort Letter. The Sales Agent, the Forward Seller and the Forward Purchaser shall have received the Comfort Letter required to be delivered pursuant to Section 8(q) on or before the date on which such delivery of such Comfort Letter is required pursuant to Section 8(q).
(h)    Approval for Listing. The Shares shall either have been (i) approved for listing on the NYSE, subject only to notice of issuance, or (ii) the Company shall have filed an application for listing of the Shares on the NYSE at, or prior to, the issuance of any Placement Notice.
(i)    No Suspension. Trading in the Common Stock shall not have been suspended on the NYSE.
(j)    Additional Documents. On each date on which the Company is required to deliver a certificate pursuant to Section 8(o), the Company shall have furnished to the Sales Agent, the Forward Seller and the Forward Purchaser such appropriate further information, certificates and documents as any of the Sales Agent, the Forward Seller and the Forward Purchaser may have reasonably requested. All such opinions, certificates, letters and other documents shall have been in compliance with the provisions hereof. The Company shall have furnished the Sales Agent, the Forward Seller and the Forward Purchaser with such conformed copies of such opinions, certificates, letters and other documents as any of the Sales Agent, the Forward Seller and the Forward Purchaser shall have reasonably requested.
(k)    Securities Act Filings Made. All filings with the Commission required by Rule 424 under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424 under the Securities Act.
(l)    No Acting Alternative Distribution Agreement Counterparties. No Alternative Distribution Agreement Counterparty shall be acting in a role analogous to that of a Current Seller on any day on which a Current Seller would be acting pursuant to the relevant Placement Notice delivered pursuant to this Agreement.
(m)    Effectiveness of Master Forward Confirmation. In respect of any Placement Notice delivered in respect to any Forward, the Master Forward Confirmation shall be in full force and effect.
(n)    No Termination Event. There shall not have occurred any event that would permit the Sales Agent, the Forward Seller or the Forward Purchaser to terminate this Agreement pursuant to Section 13.
(o)    Termination of Agreement. If any condition specified in this Section 10 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Sales Agent, the Forward Seller or the Forward Purchaser by written notice to the Company to each of the individuals set forth on Exhibit B attached hereto, and such termination shall be without liability of any party to any other party except as provided in Section 9 hereof and except that, in the case of any termination of this Agreement, Sections 6, 11, 12, 13 17, 18, 21 and 22 hereof shall survive such termination and remain in full force and effect.
SECTION 11.    Indemnification.
(a)    Indemnification by the Company. The Company agrees to indemnify and hold harmless the Sales Agent, the Forward Seller and the Forward Purchaser and their respective directors, officers, partners, employees, affiliates and agents, and each person, if any, who controls the Sales Agent, the Forward Seller and the Forward Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act:
(i)    against any and all losses, claims, damages, liabilities or expenses whatsoever (“Losses”), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based, directly or indirectly, upon (x) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or in any amendment to the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment thereof or supplement thereto, or in any application or other document executed by or on behalf of the Company, or based on written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Shares under the securities laws thereof or as filed with the Commission, or (y) upon the omission or alleged omission to state therein a material fact required to be stated therein (or, other than with respect to the Registration Statement and any amendment thereto, in light of the circumstances under which they were made) or necessary to make the statements therein not misleading;
(ii)    against any and all Losses, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 11(d) below) any such settlement is effected with the written consent of the Company; and
(iii)    against the expenses whatsoever, as incurred (including the reasonable fees and disbursements of counsel chosen by the Sales Agent and the Forward Seller), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under clause (i) or (ii) above, provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising, directly or indirectly, out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with the Agent Content.
(b)    Indemnification by the Sales Agent, the Forward Seller and the Forward Purchaser. The Sales Agent, the Forward Seller and the Forward Purchaser agree to indemnify, severally and not jointly, and hold harmless the Company and each of the Company’s directors and each of the Company’s officers who signed the Registration Statement, each person who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of the Company within the meaning of Rule 405 to the same extent as the foregoing indemnity from the Company to the Sales Agent, the Forward Seller and the Forward Purchaser, but only with reference to written information relating to the Sales Agent, Forward Seller or Forward Purchaser furnished to the Company by or on behalf of the Sales Agent, Forward Seller or Forward Purchaser specifically for inclusion in the documents referred to in the foregoing indemnity. The Company acknowledges that the legal name of each of the Sales Agent, the Forward Seller and the Forward Purchaser as set forth under the caption “Plan of Distribution; Conflicts of Interest” beginning on page S-7 of the Prospectus Supplement constitutes the only information furnished in writing by or on behalf of the Sales Agent, the Forward Seller and the Forward Purchaser for inclusion in the Prospectus (collectively, the “Agent Content”).
(c)    Actions against Parties; Notification. Any party that proposes to assert the right to be indemnified under this Section 11 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party under this Section 11, notify such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve the indemnifying party from (i) any liability that it might have to any indemnified party otherwise than under this Section 11 and (ii) any liability that it may have to any indemnified party under the foregoing provision of this Section 11 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (i) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (ii) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (iii) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (iv) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 11 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising or that may arise out of such claim, action or proceeding, and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
(d)    Settlement Without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel (as specified in Section 11 hereof), such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 11(a)(ii) effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 45 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party (as specified in Section 11 hereof) in accordance with such request prior to the date of such settlement.
(e)    Contribution. If the indemnification provided for in paragraph (a) or (b) of this Section 11 is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any Losses, then each indemnifying party shall contribute to the aggregate amount of such Losses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Sales Agent, the Forward Seller and the Forward Purchaser, on the other hand, from the offering of the Shares pursuant to this Agreement, provided, however, that in no case shall the Sales Agent, Forward Seller or Forward Purchaser be responsible for any amount in excess of the discount or commission applicable to the Shares distributed by the Sales Agent, the Forward Seller or the Forward Purchaser hereunder or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Sales Agent, the Forward Seller and the Forward Purchaser on the other hand in connection with the statements or omissions. The relative benefits received by the Company, on the one hand, and the Sales Agent, the Forward Seller and the Forward Purchaser, on the other hand, in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Shares pursuant to this Agreement (before deducting expenses) received by the Company and the total commissions received by the Sales Agent and the Forward Seller, bear to the aggregate public offering price of the Shares. The relative fault of the Company, on the one hand, and the Sales Agent, the Forward Seller and the Forward Purchaser on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Sales Agent, the Forward Seller and the Forward Purchaser and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Sales Agent, the Forward Seller and the Forward Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 11(e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. The aggregate amount of Losses incurred by an indemnified party and referred to above shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 11(e), each person, if any, who controls the Sales Agent, the Forward Seller or the Forward Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Sales Agent, the Forward Seller or the Forward Purchaser, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company.
SECTION 12.    Representations and Indemnities to Survive Delivery. The respective agreements, representations, warranties, indemnities and other statements of the Company or any officer or representative of any of the Company and of the Sales Agent, the Forward Seller and the Forward Purchaser set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Sales Agent, the Forward Seller or the Forward Purchaser or any controlling person of the Sales Agent, the Forward Seller or the Forward Purchaser referred to in Section 11 hereof, or by or on behalf of the Company or any of its officers, directors, employees, agents or controlling persons referred to in Section 11 hereof, and will survive delivery of and payment for the Shares.
SECTION 13.    Termination of Agreement.
(a)    Termination; General. The Sales Agent, the Forward Seller or the Forward Purchaser may terminate this Agreement only as to the Sales Agent, the Forward Seller or the Forward Purchaser by written notice to the Company, as hereinafter specified at any time (i) if there has been, since the time of execution of this Agreement or since the date as of which information is given in the Prospectus, any Material Adverse Effect, or any development that has actually occurred and that is reasonably expected to result in a Material Adverse Effect has occurred, that in reasonable judgement of the Sales Agent or the Forward Seller, may materially impair the ability of the Sales Agent or the Forward Seller to sell the Shares hereunder, (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Sales Agent, the Forward Seller or the Forward Purchaser, impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares, (iii) if trading in the Shares has been suspended or materially limited by the Commission or the NYSE, or if trading generally on the NYSE has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or in Europe, (iv) if a banking moratorium has been declared by either Federal or New York authorities, or (v) if there has been any downgrading in the rating of any debt securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the 1934 Act) or any public announcement that any such organization has under surveillance or review its ratings on any such debt securities (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement by any such organization that its rating of any such debt securities has been placed on negative outlook.
(b)    Termination by the Company. Subject to Section 13(f) hereof, the Company shall have the right to terminate this Agreement in its sole discretion at any time after the date of this Agreement.
(c)    Termination by the Sales Agent, the Forward Seller and the Forward Purchaser. Subject to Section 13(f) hereof, each of the Sales Agent, the Forward Seller and the Forward Purchaser shall have the right to terminate this Agreement (as to the Sales Agent, the Forward Seller or the Forward Purchaser) in its sole discretion at any time after the date of this Agreement.
(d)    Automatic Termination. Unless earlier terminated pursuant to this Section 13, this Agreement shall automatically terminate upon the issuance and sale of Shares through the Sales Agent, the Forward Seller or the Alternative Distribution Agreement Counterparties with an aggregate sale price equal to the Maximum Amount.
(e)    Continued Force and Effect. This Agreement shall remain in full force and effect unless terminated pursuant to Sections 13(a), (b), (c), or (d) above or otherwise by mutual agreement of the parties.
(f)    Effectiveness of Termination. Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by the Sales Agent, the Forward Seller and the Forward Purchaser or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Shares, such Shares shall settle in accordance with the provisions of this Agreement or the Alternative Distribution Agreements, as applicable.
(g)    Liabilities. If this Agreement is terminated pursuant to this Section 13, such termination shall be without liability of any party to any other party except as provided in Section 9 hereof, and except that, in the case of any termination of this Agreement, Section 6, Section 11, Section 11(d), Section 12, Section 17, Section 18, Section 21 and Section 22 hereof shall survive such termination and remain in full force and effect.
(h)    Termination of Prior Agreement. The Company and the Sales Agent are parties to that certain Sales Agreement dated as of February 19, 2016 (the “Prior Agreement”). The Company and the Sales Agent agree that the Prior Agreement is hereby terminated pursuant to Section 11 of the Prior Agreement.
SECTION 14.    Notices. Except as otherwise provided in this Agreement, all notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication to the parties hereto as follows (or, as to each party, at such other address as shall be designated by such party in a written notice complying as to delivery with the terms of this paragraph):
(a)    If to the Sales Agent and the Forward Seller:
Credit Agricole Securities (USA) Inc.
1301 Avenue of the Americas
New York, New York 10019
Attention: Douglas Cheng
Email: douglas.cheng@ca-cib.com; equitycapitalmarkets@ca-cib.com
Fax no.: (212) 261-2516
With a copy to:
Bryan Cave Leighton Paisner LLP
One Metropolitan Square
211 N. Broadway Suite 3600
St. Louis, Missouri 63102
Fax no. (314) 552-8711
Attention: William L. Cole
(b)    If to the Forward Purchaser:
Crédit Agricole Corporate and Investment Bank
c/o Credit Agricole Securities (USA) Inc., as agent
1301 Avenue of the Americas
New York, New York 10019
Attention: Jonathan Fecowicz
Email: jonathan.fecowicz@ca-cib.com
With a copy to:
Bryan Cave Leighton Paisner LLP
One Metropolitan Square
211 N. Broadway, Suite 3600
St. Louis, Missouri 63102
Fax no. (314) 552-8711
Attention: William L. Cole
(c)    If to the Company:
Healthcare Realty Trust Incorporated
3310 West End Avenue
Suite 700
Nashville, TN 37203
Attention: General Counsel
Facsimile number: (615) 269-8461
With a copy to:
Waller Lansden Dortch & Davis, LLP
Attention: James H. Nixon III
Facsimile number: (615) 244-6804
SECTION 15.    Parties; Assignment. This Agreement shall inure to the benefit of and be binding upon the Sales Agent, the Forward Seller, the Forward Purchaser, the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Sales Agent, the Forward Seller, the Forward Purchaser, the Company and their respective successors and the controlling persons and officers, directors, employees or agents referred to in Section 11 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Sales Agent, the Forward Seller, the Forward Purchaser, the Company and their respective successors, and said controlling persons and officers, directors, employees or affiliates and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Shares through or from the Sales Agent or the Forward Seller shall be deemed to be a successor by reason merely of such purchase. No party may assign its rights or obligations under this Agreement without the prior written consent of the other parties; provided, however, that each of the Sales Agent, the Forward Seller and the Forward Purchaser may assign its rights and obligations hereunder to an affiliate of the Sales Agent, the Forward Seller or the Forward Purchaser, as applicable, without obtaining the Company’s consent.
SECTION 16.    Adjustments for Stock Splits. The parties acknowledge and agree that all stock-related numbers contained in this Agreement shall be adjusted to take into account any stock split, stock dividend or similar event effected with respect to the Shares.
SECTION 17.    Governing Law and Time. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to its principles of conflict of laws. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection with any transaction contemplated hereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper, though neither party shall be precluded from removing an action that is subject to removal from state to federal court. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof (certified or registered mail, return receipt requested) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Specified times of day refer to New York City time.
SECTION 18.    Waiver of Jury Trial. The Company and Agent each hereby irrevocably waives any right it may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or any transaction contemplated hereby.
SECTION 19.    Effect of Headings. The Section and Exhibit headings herein are for convenience only and shall not affect the construction hereof.
SECTION 20.    Permitted Free Writing Prospectuses. The Company represents and warrants that it has not made, and the Company agrees that unless it obtains the prior consent of the Sales Agent, the Forward Seller and the Forward Purchaser, and each of the Sales Agent, the Forward Seller and the Forward Purchaser agrees that unless it obtains the prior written of the Company, it will not make any offer relating to the Shares that would constitute an “issuer free writing prospectus,” as defined in Rule 433 (an “Issuer Free Writing Prospectus”), or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission other than the Issuer Free Writing Prospectuses, if any, identified on Exhibit F attached hereto. Each of the Issuer Free Writing Prospectuses, if any, identified on Exhibit F attached hereto and each of the free writing prospectuses, if any, consented to by the Company and the Sales Agent, the Forward Seller and the Forward Purchaser is referred to herein as a “Permitted Free Writing Prospectus.” The Company represents and warrants that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. For the purposes of clarity, the parties hereto agree that all free writing prospectuses, if any, listed in Exhibit F attached hereto are Permitted Free Writing Prospectuses.
SECTION 21.    Recognition of the U.S. Special Resolution Regimes.
(a)    In the event that any of the Sales Agent, the Forward Seller or the Forward Purchaser that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such party of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.
(b)    In the event that any of the Sales Agent, the Forward Seller or the Forward Purchaser that is a Covered Entity or a BHC Act Affiliate of such party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.
SECTION 22.    Absence of a Fiduciary Relationship. The Company acknowledges and agrees that:
(a)    each of the Sales Agent, the Forward Seller and the Forward Purchaser is acting solely as agent and/or principal in connection with the public offering of the Shares and in connection with each transaction contemplated by this Agreement and the process leading to such transactions, and no fiduciary or advisory relationship among the Company or any its affiliates, stockholders (or other equity holders), creditors or employees or any other party, on the one hand, and the Sales Agent, the Forward Seller and the Forward Purchaser, on the other hand, has been or will be created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not the Sales Agent, the Forward Seller or the Forward Purchaser have advised or are advising the Company on other matters, and the Sales Agent, the Forward Seller and the Forward Purchaser have no obligation to the Company with respect to the transactions contemplated by this Agreement except the obligations expressly set forth in this Agreement;
(b)    the public offering price of any Shares sold pursuant to this Agreement will not be established by the Sales Agent, Forward Seller or Forward Purchaser;
(c)    it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;
(d)    the Sales Agent, the Forward Seller and the Forward Purchaser have not provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement and it has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate;
(e)    it is aware that the Sales Agent, the Forward Seller and the Forward Purchaser and its respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and the Sales Agent, the Forward Seller and the Forward Purchaser have no obligation to disclose such interests and transactions to the Company by virtue of any advisory or agency relationship or otherwise, except as required by applicable law; and
(f)    it waives, to the fullest extent permitted by law, any claims it may have against the Sales Agent, the Forward Seller and the Forward Purchaser for breach of fiduciary duty or alleged breach of fiduciary duty in connection with the sale of Shares under this Agreement and agrees that the Sales Agent, the Forward Seller and the Forward Purchaser shall not have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or in right of it or the Company, employees or creditors of the Company.
SECTION 23.    Entire Agreement; Amendment; Severability. This Agreement (including all schedules and exhibits attached hereto and Placement Notices issued pursuant hereto) constitutes the entire agreement and supersedes all prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof. Neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Company, the Sales Agent, the Forward Seller and the Forward Purchaser. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the parties as reflected in this Agreement.
[Signature Page Follows]

Exhibit 1.6

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Sales Agent, the Forward Seller, the Forward Purchaser, and the Company in accordance with its terms.
Very truly yours,
HEALTHCARE REALTY TRUST INCORPORATED

By:      /s/ B. Douglas Whitman II
Name:    B. Douglas Whitman II
Title:    Senior Vice President, Finance and Treasurer

[Signature Page to Equity Distribution Agreement]

Exhibit 1.6

CONFIRMED AND ACCEPTED, as of the date first above written:

CREDIT AGRICOLE SECURITIES (USA) INC., as Sales Agent and Forward Seller

By:      /s/ Jean-Marc Nguyen
Name:    Jean-Marc Nguyen
Title:    Managing Director

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as Forward Purchaser

c/o CREDIT AGRICOLE SECURITIES (USA) INC., as Agent

By:      /s/ Jean-Marc Nguyen
Name:    Jean-Marc Nguyen
Title:    Managing Director

EXHIBIT A
FORM OF PLACEMENT NOTICE

From:	[ ]
Cc:	[ ]
To:	[ ]

Subject:	Equity Distribution Agreement—Placement Notice—[Issuance/Forward]

To whom it may concern:
Pursuant to the terms and subject to the conditions contained in the Equity Distribution Agreement among Healthcare Realty Trust Incorporated (the “Company”) and [__________] dated February [●], 2020, I hereby request on behalf of the Company that [_______ sell up to an aggregate sales price of $_____ of the Company’s common stock, par value $0.01 per share, at a minimum price of $__________ per share, as part of an Issuance] [_______ enter into a Forward with a Maximum Forward Hedge Amount of $__________]. Any sales pursuant to this Placement Notice should occur between ____ and ____ [(such period, the “Forward Hedge Selling Period”)], and the aggregate sales price sold on any given day should not exceed $_____. [The term of the Forward shall be ________ months.]
[ADDITIONAL SALES PARAMETERS MAY BE ADDED, SUCH AS SPECIFIC DATES THE SHARES MAY NOT BE SOLD ON, THE MANNER IN WHICH SALES ARE TO BE MADE BY THE CURRENT AGENT, AND/OR THE CAPACITY IN WHICH THE CURRENT AGENT MAY ACT IN SELLING SHARES (AS PRINCIPAL, AGENT, OR BOTH)]
[Forward Price Reduction Dates Forward Price Reduction Amounts
____________________ $________________
____________________ $________________
Regular Dividend Amounts:

For any calendar quarter ending on or prior to [December 31, 20[__]]:	$[___]
For any calendar quarter ending after [December 31, 20[__]]:	$[___]]

[Signature Page to Equity Distribution Agreement]

Exhibit 1.6

EXHIBIT B
AUTHORIZED INDIVIDUALS FOR PLACEMENT NOTICES AND ACCEPTANCES
The Sales Agent

Name	Email Address	Telephone Number

The Forward Seller and the Forward Purchaser

Name	Email Address	Telephone Number

Healthcare Realty Trust Incorporated

Name	Email Address	Telephone Number

B-1

Exhibit 1.6

EXHIBIT C
COMPENSATION
The Sales Agent shall be paid compensation up to two percent (2.0%) of the gross proceeds from the sales of Shares by the Sales Agent pursuant to the terms of this Agreement.
The Forward Hedge Selling Commission Rate shall be up to two percent (2.0%).

C-1

Exhibit 1.6

EXHIBIT D-1
FORM OF OPINION OF WALLER LANSDEN DORTCH & DAVIS, LLP

[Omitted]

D-1-1

Exhibit 1.6

EXHIBIT D-2
FORM OF TAX OPINION OF WALLER LANSDEN DORTCH & DAVIS, LLP

[Omitted]

EXHIBIT E
OFFICER’S CERTIFICATE
The undersigned, the duly qualified and elected [             ] of Healthcare Realty Trust Incorporated, a Maryland corporation (the “Company”), does hereby certify on behalf of the Company pursuant to Section 8(o) of the various Equity Distribution Agreements, each dated as of February [●], 2020 (the “Agreements”), each among the Company, on the one hand, and respectively Goldman Sachs & Co. LLC, BofA Securities, Inc., Jefferies LLC, Scotia Capital (USA) Inc., Fifth Third Securities, Inc., and Credit Agricole Securities (USA) Inc., on the other hand, that to the knowledge of the undersigned:

i.
The representations and warranties of the Company in Section 6 of the Agreements (A) to the extent such representations and warranties are subject to qualifications and exceptions contained therein relating to materiality or Material Adverse Effect (as defined in the Agreements), are true and correct on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof, except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date, and (B) to the extent such representations and warranties are not subject to any qualifications or exceptions, are true and correct in all material respects on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof, except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date; and

ii.
The Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied pursuant to the Agreements at or prior to the date hereof (other than those conditions waived by the Sales Agents, the Forward Sellers and the Forward Purchasers, as those terms are defined in the Agreements).

Waller Lansden Dortch & Davis, LLP is entitled to rely upon this Officer’s Certificate in connection with the opinions given by such firm pursuant to Section 8(p) of the Agreements. Waller Lansden Dortch & Davis, LLP is entitled to rely upon this Officer’s Certificate in connection with the opinions given by such firm pursuant to Section 3(g) of those certain Master Forward Confirmations, each dated February [●], 2020, each between the Company, on the one hand, and respectively by Goldman Sachs & Co. LLC, Bank of America, N.A., Jefferies LLC, The Bank of Nova Scotia and Crédit Agricole Corporate and Investment Bank, as forward purchasers, on the other hand.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the date set forth above.

Date: [    ]    By:
Name:    [        ]
Title:    [        ]

EXHIBIT F
PERMITTED FREE WRITING PROSPECTUSES

None.

SCHEDULE 6(a)(31)

3310 West End, LLC
593HR, LLC
Ankeny North MOB, LLC
Clive Wellness Campus Building One, LLC
Cotton Pasadena, LLC
HR 601 Broadway Unit A, LLC
HR MPC II, LLC
HR Acquisition I Corporation
HR Acquisition of San Antonio, Ltd.
HR Assets, LLC
HR Bel Air, LLC
HR Fair Oaks 3650, LLC
HR Fair Oaks 3700, LLC
HR First Hill Medical Building SPE, LLC
HR Forest Glen, LLC
HR Fridley, LLC
HR Lowry Medical Center SPE, LLC
HR North Carolina, LLC
HR of Briargate, LLC
HR of Carolinas LLC
HR of Indiana, LLC
HR of Iowa, LLC
HR MAC II, LLC
HR-Pima, LLC

HR Santa Rosa, LLC
HR St. Francis MOB I SPE, LLC
HR St. Mary’s MOB NW SPE, LLC
HR St. Mary’s MOB South SPE, LLC
HR Summit Crossing SPE, LLC
HR Three Tree LLC
HR Valley North, LLC
HR West Hills Mob SPE LLC
HR West Des Moines SPE, LLC
HRP MAC III, LLC
HRT of Alabama, Inc.
HRT of Illinois, Inc.
HRT of Tennessee, LLC
HRT of Virginia, Inc.
HRT Properties of Texas, Ltd.
KCC 340 Kennestone, LLC
KPCI 55 Whitcher, LLC
KPCII 61 Whitcher, LLC
Lakewood MOB, LLC
Maplewood MOB, LLC
Plano Medical Pavilion, LLC
POP 144 Bill Carruth, LLC
PPC 148 Bill Carruth, LLC
Union Plaza Holdings LLC

D-2-1